STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                   DENTAL SOURCE OF MISSOURI AND KANSAS, INC.,
                             A MISSOURI CORPORATION,

                          SAFEGUARD HEALTH PLANS, INC.
                             A MISSOURI CORPORATION

                                       AND

                       SAFEGUARD HEALTH ENTERPRISES, INC.
                             A DELAWARE CORPORATION,
                             THE SOLE SHAREHOLDER OF
                          SAFEGUARD HEALTH PLANS, INC.,
                             A MISSOURI CORPORATION

                                  CLOSING DATE:
                                 OCTOBER 1, 2001

                                 EFFECTIVE DATE:
                                NOVEMBER 1, 2001

                                          TABLE OF CONTENTS

1.       Defined Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

2.       Purchase of Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.1       Tender of Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.2       Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.3       Assumption of Certain Liabilities. . . . . . . . . . . . . . . . . . . . . .   4
         2.4       Liabilities Not Assumed. . . . . . . . . . . . . . . . . . . . . . . . . . .   5
         2.5       Excluded Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6


3.       Closing; Effective Date; Further Assurances. . . . . . . . . . . . . . . . . . . . . .   6
         3.1       Documents and Other Items to be Delivered by Shareholder and/or Company
                   at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.2       Documents and Other Items to be Delivered by Purchaser at Closing. . . . . .   7
         3.3       Documents and Other Items to be Delivered by Purchaser at the Effective
                   Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3.4       Best Efforts to Deliver Stock and Company's Assets . . . . . . . . . . . . .   7
         3.5       Further Actions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

4.       Access and Information Prior to Effective Date . . . . . . . . . . . . . . . . . . . .   7

5.       Representations and Warranties by Company and Shareholder. . . . . . . . . . . . . . .   8
         5.1       Status of Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.2       Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.3       Financial Information. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         5.4       Absence of Certain Changes . . . . . . . . . . . . . . . . . . . . . . . . .   9
         5.5       Accounts Receivable; Prepaid Expenses and Deposits . . . . . . . . . . . . .  11
         5.6       Real Property and Leaseholds; Equipment and Personal Property; Equipment and
                   Personal Property Leases; Liens. . . . . . . . . . . . . . . . . . . . . . .  11
         5.7       Contracts; Other Agreements; Consents; Defaults. . . . . . . . . . . . . . .  12
         5.8       ERISA and Employee Matters . . . . . . . . . . . . . . . . . . . . . . . . .  13
         5.9       No Illegal Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.10      Patents, Trademarks/Service Marks, Trade Names; Software Licenses. . . . . .  14
         5.11      Intentionally Omitted. . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.12      Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         5.13      Operations in Conformity With Law. . . . . . . . . . . . . . . . . . . . . .  15
         5.14      Violation of Other Instruments . . . . . . . . . . . . . . . . . . . . . . .  15
         5.15      Governmental and Other Approvals and Filings . . . . . . . . . . . . . . . .  15
         5.16      Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.17      Inventories and Supplies . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         5.18      Guarantors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17


         5.19      Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.20      Certain Transactions; Transactions with Affiliates . . . . . . . . . . . . .  17
         5.21      Environmental Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         5.22      Adequacy of Representations and Warranties . . . . . . . . . . . . . . . . .  18
         5.23      Books and Records. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.24      Broker's or Finder's Fees. . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.25      Ownership of Stock; Authorization. . . . . . . . . . . . . . . . . . . . . .  18
         5.26      Agreements, Judgments and Decrees Affecting Shareholder. . . . . . . . . . .  19
         5.27      Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.28      Provider Agreements and Dental Policies. . . . . . . . . . . . . . . . . . .  19
         5.29      Agents of Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.30      Computer Software, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.31      Commissions; Policies; Marketing Rights. . . . . . . . . . . . . . . . . . .  20
         5.32      Complaint Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

6.       Representations and Warranties by Purchaser. . . . . . . . . . . . . . . . . . . . . .  20
         6.1       Status of Purchaser. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.2       Authority for Purchase Agreement . . . . . . . . . . . . . . . . . . . . . .  20
         6.3       Brokers, Finders, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.4       Statements True and Correct. . . . . . . . . . . . . . . . . . . . . . . . .  21

7.       Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

8.       Additional Agreements of the Parties.. . . . . . . . . . . . . . . . . . . . . . . . .  21
         8.1       Conduct of Business Prior to Effective Date. . . . . . . . . . . . . . . . .  21
         8.2       Company Tax Returns. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.3       Acquisition Proposals. . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         8.4       Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.5       Required Regulatory Consents . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.6       Shareholder Release. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.7       Breach of Representation and Warranties. . . . . . . . . . . . . . . . . . .  23
         8.8       No Transfers of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.9       Administrative Services Agreement. . . . . . . . . . . . . . . . . . . . . .  24

9.       Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . .  24

10.      Indemnities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.1      Indemnities of Shareholder . . . . . . . . . . . . . . . . . . . . . . . . .  24
         10.2      Indemnities of Purchaser . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         10.3      Certification of Losses. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.4      Brokers, Finders, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.5      Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         10.6      Limitations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27


11.      Confidentiality; Non-Competition; Remedies.. . . . . . . . . . . . . . . . . . . . . .  27
         11.1      Shareholder Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . .  27
         11.2      Non-Competition. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.3      Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         11.4      Survival of Protective Covenants . . . . . . . . . . . . . . . . . . . . . .  28
         11.5      Extension of Restricted Time Period. . . . . . . . . . . . . . . . . . . . .  29
         11.6      Revision . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

12.      Conditions Precedent to Purchaser's Obligations. . . . . . . . . . . . . . . . . . . .  29
         12.1      Representations and Warranties; Certificate. . . . . . . . . . . . . . . . .  29
         12.2      Performance of Agreements; Certificate . . . . . . . . . . . . . . . . . . .  29
         12.3      Absence of Errors and Omissions. . . . . . . . . . . . . . . . . . . . . . .  29
         12.4      Certificates; Resolutions; Opinion . . . . . . . . . . . . . . . . . . . . .  30
         12.5      No Actions; Proceedings or Injunctions . . . . . . . . . . . . . . . . . . .  30
         12.6      Consents and Approvals of Partnership and Third Parties. . . . . . . . . . .  30
         12.7      Approval of Proceedings; Documentation . . . . . . . . . . . . . . . . . . .  30
         12.8      Absence of Material Adverse Changes. . . . . . . . . . . . . . . . . . . . .  30
         12.9      Transaction Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         12.10     Absence of Natural Disasters . . . . . . . . . . . . . . . . . . . . . . . .  30
         12.11     Release of Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.12     Company Related-Party Transactions . . . . . . . . . . . . . . . . . . . . .  31
         12.13     Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.14     Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.15     Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.16     Resignations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.17     Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         12.18     Administrative Services Agreement. . . . . . . . . . . . . . . . . . . . . .  31

13.      Conditions Precedent to the Obligations of Company and Shareholder . . . . . . . . . .  31
         13.1      Representations and Warranties; Certificate. . . . . . . . . . . . . . . . .  31
         13.2      Performance of Agreements; Certificate . . . . . . . . . . . . . . . . . . .  32
         13.3      Approval of Proceedings; Documentation . . . . . . . . . . . . . . . . . . .  32
         13.4      No Actions, Proceedings or Injunctions . . . . . . . . . . . . . . . . . . .  32
         13.5      Transaction Documents. . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         13.6      Absence of Errors and Omissions. . . . . . . . . . . . . . . . . . . . . . .  32
         13.7      Consents and Approvals of Third Parties. . . . . . . . . . . . . . . . . . .  32
         13.8      Schedules and Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

14.      Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         14.1      Right to Terminate . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         14.2      Effect of Termination. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

15.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

16.      Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33


17.      Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

18.      Exhibits, Schedules, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

19.      Successors and Assigns; Third Party Beneficiaries. . . . . . . . . . . . . . . . . . .  34

20.      Notices, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

21.      Knowledge and Gender . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

22.      Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

23.      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

24.      Severability; Modifications for Prospective Legal Events . . . . . . . . . . . . . . .  35

25.      Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

26.      Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

27.      Effect of Review . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

28.      Construction of Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . .  36

29.      Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

SCHEDULES
---------
2.3(a)  Accounts Payable and Accrued Expenses to be Assumed
2.3(b)  Other Executory Obligations to be Assumed
2.5     Excluded Assets
5.2     Subsidiaries
5.3     Company Financial Statements
5.4     Material Adverse Changes
5.5     Accounts and Notes Receivable; Prepaid Expenses and Deposits
5.6 Equipment and Personal Property; Equipment and Personal Property Leases; Real Properties and Leaseholds; Liens
5.7     Contracts; Other Agreements; Consents; Defaults
5.8     ERISA and Employee Matters
5.10    Patents; Trademarks/Service Marks; Tradenames; Software Licenses; Etc.
5.12    Litigation
5.13    Violations of Law
5.14    Violations of Other Instruments
5.15    Permits and Approvals
5.16    Tax Matters
5.18    Guarantors
5.19    Employees and Compensation
5.20    Certain Transactions; Transactions with Affiliates
5.21    Environmental Matters
5.23    Books and Records
5.24    Broker's or Finder's Fees
5.27    Bank Accounts
5.28    Provider Agreements and Dental Policies
5.29    Agents of Company
5.30    Computer Systems
5.32    Complaint Procedures


EXHIBITS
--------

A       Form of Stock  Power  and  Assignment
B       Form of Effective  Date  Certificate
C       Form of Opinion of Company's and Shareholder's Counsel

                            Stock Purchase Agreement

This Stock Purchase Agreement (the "Purchase Agreement"), is dated effective as of the date set forth below, by and among Dental Source of Missouri and Kansas, Inc., a Missouri corporation ("Purchaser"), SafeGuard Health Plans, Inc., a Missouri corporation ("Company") and SafeGuard Health Enterprises, Inc., a
Delaware corporation, ("Shareholder"), being the sole shareholder of the Company.

                                R E C I T A L S:

     A. Company is a prepaid dental plan corporation duly licensed and operating in the state of Missouri.

     B. Shareholder owns all the outstanding shares of Stock (as defined below) of Company.

     C. Shareholder desires to sell and Purchaser desires to purchase, the Stock pursuant to this Purchase Agreement (the "Transaction").

     D. It is the intention of the parties hereto that, upon consummation of the transactions contemplated herein, Purchaser shall own all the outstanding shares of stock of Company.

Now Therefore, in consideration of the mutual covenants and representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.     Defined  Terms.
       --------------

     "Administrative Services Agreement" shall have that meaning ascribed to it in Section 8.9 of this Purchase Agreement.
    ------------

     "Affiliate" means (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of at least ten percent (10%) of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; (iii) the mother father, brother, sister, child or spouse of such Person, or of such Person's spouse; or
(iv) any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf or, or as an officer or director of, such Person. As used in this definition of affiliate, the term "control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

     "Base  Balance Sheet" shall have that meaning ascribed to it in Section 5.3
                                                                     -----------
of  this  Purchase  Agreement.

     "Cash  Consideration"  shall  have  that  meaning ascribed to it in Section
                                                                         -------
2.2(a)  of  this  Purchase  Agreement.
------

     "Closing"  shall  have  that  meaning  ascribed  to it in Section 3 of this
                                                               ---------
Purchase  Agreement.

     "Closing  Date" shall have that meaning ascribed to it in Section 3 of this
                                                               ---------
Purchase  Agreement.

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

     "Code"  means  the  Internal  Revenue  Code  of  1986,  as  amended.

     "Commonly  Controlled  Entity"  shall  have  that meaning ascribed to it in
Section  5.8  of  this  Purchase  Agreement.
------------

     "Common Stock" means the Company's Common Stock, $.001 par value per share.

     "Company  Financial  Statements"  shall have that meaning ascribed to it in
Section  5.3  of  this  Purchase  Agreement.
------------

     "Determining  Party" shall have that meaning ascribed to it in Section 10.3
                                                                    ------------
of  this  Purchase  Agreement.

     "Effective  Date"  shall  have  that meaning ascribed to it in Section 3 of
                                                                    ---------
this  Purchase  Agreement.

     "Environmental Laws" shall have that meaning ascribed to it in Section 5.21
                                                                    ------------
of  this  Purchase  Agreement.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Exchange  Act"  means  the  Securities  Exchange  Act of 1934, as amended.

     "Excluded  Assets" shall have that meaning ascribed to it in Section 2.5 of
                                                                  -----------
this  Purchase  Agreement.

     "GAAP"  shall  have  that  meaning  ascribed  to  it  in Section 22 of this
                                                              ----------
Purchase  Agreement.

     "Geographic Area" shall have that meaning ascribed to it in Section 11.2 of
                                                                 ------------
this  Purchase  Agreement.

     "Hazardous  Materials"  shall  have  that meaning ascribed to it in Section
                                                                         -------
5.21  of  this  Purchase  Agreement.
----

     "Indemnifying Party" shall have that meaning ascribed to it in Section 10.3
                                                                    ------------
of  this  Purchase  Agreement.

     "Leases"  shall  have  that  meaning  ascribed to it in Section 5.6 of this
                                                             -----------
Purchase  Agreement.

     "Legal Requirement" shall mean any federal, state, local or foreign law, statute, standard, ordinance, code, order, rule, regulation, resolution, promulgation, or any order, judgment or decree of any court, arbitrator, tribunal or governmental authority, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force and effect of law. Legal Requirement shall include any law, statute or regulation applicable to health maintenance organizations and/or prepaid dental provider organizations.

     "Liens"  shall  have  that  meaning  ascribed  to it in Section 5.6 of this
                                                             -----------
Purchase  Agreement.

     "Losses"  shall  have  that  meaning ascribed to it in Section 10.1 of this
                                                            ------------
Purchase  Agreement.

     "Material Adverse Effect" shall have that meaning ascribed to it in Section
                                                                         -------
5.3  of  this  Purchase  Agreement.
---

     "Note"  shall  have  that  meaning ascribed to it in Section 2.2(b) of this
                                                          --------------
Purchase  Agreement.

     "Permitted  Encumbrances" shall have that meaning ascribed to it in Section
                                                                         -------
5.6  of  this  Purchase  Agreement.
---

     "Person" shall include an individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, governmental authority, business organization or any other incorporated or unincorporated entity.

     "Purchase  Price"  shall have that meaning ascribed to it in Section 2.2 of
                                                                  -----------
this  Purchase  Agreement.

     "Recent  Financials"  shall  have  that  meaning  ascribed to it in Section
                                                                         -------
5.3(b)  of  this  Purchase  Agreement.
------

     "Recipient Party" shall have that meaning ascribed to it in Section 10.5 of
                                                                 ------------
this  Purchase  Agreement.

     "Related  Party  Transaction"  shall  have  that  meaning ascribed to it in
Section  12.12  of  this  Purchase  Agreement.
--------------

     "Restricted  Time Period" shall have that meaning ascribed to it in Section
                                                                         -------
11.2  of  this  Purchase  Agreement.
----

     "Securities  Act"  means  the  Securities  Act  of  1933,  as  amended.

     "Stock"  means  collectively,  the  Company's  Common  Stock.

     "Third Party Claims" shall have that meaning ascribed to it in Section 10.5
                                                                    ------------
of  this  Purchase  Agreement.

     "Transaction"  shall  have that meaning ascribed to it in Recital D of this
                                                               ---------
Purchase  Agreement.

     "Transaction Documents" means, individually and collectively, this Purchase Agreement and all of the documentation required to be delivered in connection with this Purchase Agreement and/or contemplated by or related to this Transaction.

2.     Purchase  of  Stock.
       -------------------

     2.1     Tender  of  Stock.  Subject  to  the  terms  and conditions of this
             -----------------
Purchase Agreement and in reliance upon the representations, warranties and covenants herein set forth, Purchaser hereby agrees to purchase from Shareholder, and Shareholder hereby agrees to sell and deliver to Purchaser at the Effective Date, all of the issued and outstanding Stock, free and clear of any and all liens, claims, options, charges, pledges, security interests, voting agreements or trusts, encumbrances, rights or restrictions of any nature. Subject to the terms and conditions herein stated, the certificates representing all of the Stock (or affidavits of Lost Securities) shall be tendered (at the Effective Date) by Shareholder, to Purchaser, duly endorsed or accompanied by stock power(s) (in the form attached hereto as Exhibit B duly executed in blank,
                                               ---------
by Shareholder with all necessary transfer tax and other revenue stamps, if any, acquired at Shareholder's expense, affixed and canceled. Shareholder agrees to cure any deficiencies with respect to the endorsement of the certificate(s) representing the Stock owned by Shareholder or with respect to the stock power accompanying any such certificate(s).

     2.2     Purchase  Price.  The  aggregate  purchase  price  to  be  paid  by
             ---------------
Purchaser to the Shareholders for the Stock (the "Purchase Price") shall be the amount determined pursuant to the following formula: the aggregate total of cash, cash equivalents and marketable securities of the Company less all accrued
                                                                ----
or unaccrued liabilities of the Company as of the Effective Date as determined pursuant to GAAP. The Purchase Price shall be paid by cashier's check or wire transfer in immediately available funds to an account designated by Shareholder in writing; provided, however, that such sums may be reduced to give effect to, by way of example and not limitation, the payment of certain liabilities of Company (not assumed by Purchaser) to be paid, as the parties may agree.

     2.3     Assumption  of  Certain Liabilities.  Notwithstanding the fact that
             -----------------------------------
this Purchase Agreement involves the purchase of Stock, the parties hereby acknowledge that the transactions contemplated by this Purchase Agreement do not include the assumption of liabilities of Company by Purchaser (except to the extent explicitly assumed by Purchaser pursuant to this Section 2.3). On the
                                                           -----------
terms  and  subject  to  the conditions set forth herein, and subject to Section
                                                                         -------
2.3,  from  and  after the Effective Date, Purchaser shall assume and satisfy or
---
perform when due only the following obligations and liabilities of Company which occur in the ordinary course of business:

          (a) The trade accounts payable, accrued expenses (excluding accrued sick leave and ad valorem taxes), all un-filed claims of the dental policies in force as of the Effective Date and any other liability associated with such issued dental policies of Company described in Schedule 2.3(a)
                                                                 ---------------
attached  to  this  Purchase  Agreement.

     2.4     Liabilities Not Assumed.  Notwithstanding anything in this Purchase
             -----------------------
Agreement to the contrary and notwithstanding the fact that this Purchase Agreement involves the purchase of Stock, the parties hereby acknowledge that Purchaser will not assume or perform any of liabilities or obligations not specifically set forth on Schedule 2.3(a) or (b), including, but not limited to:
                          ----------------------

          (a) Any liability or obligation of Company and Shareholder for federal, state, local or foreign taxes whether or not incurred prior to the Effective Date;

          (b) Any liability or obligation of Company and Shareholder for, or in respect of, any loan, account payable or indebtedness to, or for the benefit of, any Person controlling, controlled by or under common control with Company and Shareholder;

          (c) Any liability or obligation of Company and Shareholder arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time in respect of anything done, suffered to be done or omitted to be done on or prior to the Effective Date by Company and Shareholder or any of their respective Affiliates, employees or agents;

          (d) Any liability or obligation of Company and Shareholder incurred in connection with the making or performance of this Purchase Agreement;

          (e) Any liability or obligation of Company and Shareholder for taxes (including, but not limited to, noncompetition payments) based on or measured by any income or gain realized upon the transfer of the Stock of the Company hereunder;

          (f) Any liability or obligation of Company and Shareholder arising out of any "employee benefit plan," as such term is defined by ERISA, established or maintained by Company or to which Company contributes or any liability with respect to any pension or benefit plan of Company or the termination of any such plan;

          (g) Any liability or obligation of Company and Shareholder for making payments of any kind (including as a result of this sale of Stock or as a result of the termination of employment by Company of employees or other labor claims) to employees of Company, including, but not limited to, any liabilities or obligations of Company arising under or with respect to COBRA;

          (h) Any liability or obligation of Company and Shareholder with respect to any claims or actions arising under or relating to any Environmental Laws, or related common law theories, including third party claims and any liability or obligation for any penalties, fines, expenses, costs, losses, claims or damages arising out of or resulting from any generation, storage, treatment, handling, disposal or release of Hazardous Materials, in each case arising out of or resulting from or relating to any acts, omissions, occurrences or other events occurring on or prior to the Effective Date;

          (i) Any liabilities or obligations of Company and Shareholder to the extent that their existence or materiality constitutes or results in a breach of a representation, warranty or covenant made by Company or Shareholder to Purchaser under, or in connection with, this Purchase Agreement;

          (j) Any liabilities or obligations of Company and Shareholder under any leases, contracts, agreements, insurance policies, purchase orders and commitments not listed on Schedules 2.3(a) and 2.3(b);
                              ------------------------------

          (k) Any liability for personal injury or property damage which relates to the Company and relates to the period prior to the Effective Date or any liability for personal injury or property damage which relates to any of Company's other businesses, if any;

          (l) Any liability under products liability, strict liability or implied warranty claims relating to services rendered or products sold by Company arising out of resulting from or relating to events occurring on or prior to the Effective Date;

          (m) Any liability under any theory for services rendered by Company, its employees or its independent contractors (including, but not limited to, taxes, penalties and interest) prior to the Effective Date;

          (n)     Any  liability  related  to  any  automobiles;

(o) Any liability related to any real property (other than leasehold interests) owned by Company and/or Shareholder;

          (p) Any liability not specifically and expressly assumed pursuant to Section 2.3 of this Purchase Agreement.
    ------------

     2.5     Excluded  Assets.  Notwithstanding  the  fact  that  this  Purchase
             ----------------
Agreement involves the purchase of Stock, the parties hereby acknowledge that Company shall not sell, convey, assign, transfer or deliver to Purchaser, and Purchaser shall not acquire (or make any payments or otherwise discharge any liability or obligation of Company with respect to) those assets of Company which are specifically described on Schedule 2.5 to this Purchase Agreement (the
                                    ------------
"Excluded Assets"). The Excluded Assets shall be conveyed to Shareholder by the Company prior to or at the Effective Date.

3.     Closing;  Effective  Date; Further Assurances.  The Transaction Documents
       ---------------------------------------------
shall be executed at a closing ("Closing") to be held at such location, time or date as is mutually agreed upon by the parties. The date on which the Closing occurs shall be referred to as the "Closing Date." Subject to the fulfillment of the conditions precedent specified in Sections 12 and 13, the Transaction
                                             ------------------
shall be effective at 12:00 a.m. on the 1st day of November, 2001 (the "Effective Date").

     3.1     Documents  and  Other  Items  to be Delivered by Shareholder and/or
             -------------------------------------------------------------------
Company  at  Closing.  At  the  Closing, in contemplation of the Effective Date,
--------------------
pursuant to this Purchase Agreement, Shareholder and/or Company, as applicable, shall deliver, or cause to be delivered, to Purchaser the following:

          (a) Such bills of sale, endorsements and assignments as are necessary to vest in Purchaser good and valid title to all of the outstanding Stock and Company's assets;

          (b)     The legal opinion required to be delivered pursuant to Section
                                                                         -------
12.4(a);
-------

          (c)     Executed  Transaction  Documents  (including  Schedules);  and

          (d) Any other documentation required to be delivered under this Purchase Agreement or otherwise reasonably requested to be delivered by Purchaser that is necessary or appropriate to consummate the Transaction.

     3.2     Documents  and Other Items to be Delivered by Purchaser at Closing.
             -------------------------------------------------------------------
At the Closing, in contemplation of the Effective Date, pursuant to this Purchase Agreement, Purchaser shall deliver to Company or Shareholder, as the case may be, the following:

          (a)     Executed  Transaction  Documents  (including  Schedules);  and

          (b) Any other documentation required to be delivered under this Purchase Agreement or otherwise reasonably requested to be delivered by Company or Shareholder that is necessary or appropriate to consummate the Transaction.

     3.3     Documents  and  Other  Items  to  be  Delivered by Purchaser at the
             -------------------------------------------------------------------
Effective  Date.  At the Effective Date and pursuant to this Purchase Agreement,
----------------
Purchaser  shall  deliver  the  Purchase  Price  to  Shareholder.

     3.4     Best Efforts to Deliver Stock and Company's Assets.  Simultaneously
             --------------------------------------------------
with such delivery, Company and Shareholder jointly and severally agree to use their best efforts, and to take all action as may be reasonably necessary to, put Purchaser in possession and operating control of all of the outstanding Stock and Company's assets, respectively, free and clear of all liens or other restrictions or encumbrances, including the obtaining of such oral or written consents of third parties as may be reasonably necessary to effect the foregoing.

     3.5     Further  Actions.  At  any  time  and  from  time to time after the
             ----------------
Closing and/or the Effective Date, at the request of Purchaser and without further consideration, Company and Shareholder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Purchaser may reasonably determine is necessary to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, or interest in, all of the outstanding Stock and Company's assets, respectively, to put Purchaser in actual possession and operating control thereof and to assist
Purchaser in exercising all rights with respect thereto to which each is entitled pursuant to the Transaction Documents, including, but not limited to, any accounts receivable of the Company collected by Shareholder after the Effective Date.

4.     Access  and  Information  Prior  to  Effective  Date.  From and after the
       ----------------------------------------------------
Closing Date and prior to the Effective Date, Company and Shareholder shall (i) provide to Purchaser and its counsel, accountants and other representatives reasonable access to all properties, books, contracts and records belonging to Company and Shareholder, relating to the Company, the Stock and Company's assets and liabilities; (ii) furnish to Purchaser all financial and operating information and documentation relating to the Company as Purchaser may reasonably request; and (iii) make available, upon the reasonable prior request of Purchaser, the shareholders and employees of Company to confer with Purchaser with respect to the business of Company. Purchaser shall exercise its rights under this Section 4 in such a manner so as not to interfere unreasonably with
             ---------
the conduct of the Company and Shareholder of any other business. If the transactions contemplated by this Purchase Agreement are not consummated, Purchaser covenants and agrees to hold and shall cause its representatives to hold for a period of two (2) years after the date of termination of this Purchase Agreement all such information in strict confidence. Additionally, Purchaser shall return and shall cause its representatives to return to Company and Shareholder all such information.

5.     Representations  and  Warranties by Company and Shareholder.  Company and
       -----------------------------------------------------------
Shareholder jointly and severally represent and warrant to Purchaser, as follows:

     5.1     Status  of  Company.  Company  is  a corporation duly organized and
             -------------------
validly existing under the laws of the State of Missouri and has all necessary power and authority to carry on the business as now conducted and to own or lease and operate its properties and assets. The authorized capital stock of Company consists of 100,000 shares of Common Stock, $1.00 par value per share. As of the Effective Date, there are 100,000 shares of Common Stock issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for the purchase, issuance or sale of any shares of the capital stock of Company, other than as contemplated by this Purchase Agreement. Company has the power and authority to enter into the Transaction Documents and to carry out Company's obligations thereunder. The execution and delivery of the Transaction Documents to which Company is a party and the consummation of the Transaction have been duly and validly authorized by Company, and no other proceedings on the part of Company are necessary to authorize the Transaction or the Transaction Documents. This Purchase Agreement has been duly and validly executed and delivered by each of Company and Shareholder, and constitutes the valid and binding agreement of each of Company and Shareholder enforceable against each of them, in accordance with its terms. Each Transaction Document to be executed and delivered at the Closing and/or the Effective Date by Company or Shareholder will upon such execution and delivery constitute the valid and binding agreement of Company and Shareholder enforceable against each of them, in accordance with its terms.

     5.2     Subsidiaries.  Except  as specified in Schedule 5.2 hereto, Company
             ------------                           ------------
does not own directly or indirectly any shares of capital stock or other equity interest in any corporation, partnership, association or other entity or business enterprise. Company has no commitment to contribute to the capital of, make loans to, or share the losses of, any enterprise.

     5.3     Financial  Information.  Attached hereto as Schedule 5.3 are copies
             ----------------------                      ------------
of the following financial statements (the financial statements described in Sections 5.3(a), 5.3(b) and 5.3(c) being herein referred to as the "Company
--------------------------------------
Financial  Statements"):

          (a) Audited financial statements of Company for the last three (3) years ended December 31, compiled by Company's independent public accountants, and consisting of balance sheets, a statement of assets and liabilities arising from cash transactions of Company and related statements of income, shareholders' equity and cash flows for the years (including revenues collected and expenses disbursed and shareholder's equity for such periods) then ended; and

          (b) Unaudited financial statements of Company for the interim period beginning January 1, 2001, and ending with the Closing Date, certified by Company's President and consisting of a balance sheet and the related statement of income, shareholder's equity and cash flows and shareholder's equity for the period then ended (the "Recent Financials").

          (c) All statutory statements filed with the Missouri Department of Insurance (including, but not limited to, certificate of authority renewals and annual reports) for the last three (3) years ending December 31.

     The  Company  Financial  Statements  referred to in Sections 5.3(a) and (b)
                                                         -----------------------
above have been prepared in accordance with GAAP, and such statements present fairly the financial condition of Company, as of the respective dates thereof, and the results of its operations and cash flows for the indicated periods.

     Company has no material liabilities or other obligations of any kind or nature, whether due or to become due, and whether accrued or contingent, that are not reflected as a part of the Company Financial Statements included in
Schedule  5.3  hereto  or  in  other  Schedules  or  Exhibits  to  this Purchase
-------------
Agreement, other than liabilities incurred in the ordinary course of business, since the date of the latest unaudited balance sheet included in the Company Financial Statements referred to in Section 5.3(a) (the "Base Balance Sheet"),
                                      --------------
which  are  permitted  to  be  incurred  by  Company  under  Section  8.1 hereof
                                                             ------------
(assuming, for purposes of this Section, that the provisions of Section 8.1  are
                                                                -----------
applied to the period beginning as of the date of the and ending with the Effective Date). As used in this Purchase Agreement, any reference to any event, condition, change, effect or development being a "Material Adverse Effect" or having a "Material Adverse Effect" on or with respect to an entity means that the occurrence or existence of any such event, condition, change, effect or development has or is reasonably likely to have a materially adverse effect on the condition (financial or otherwise), properties, assets, liabilities (including contingent liabilities), business, results of operations or prospects of such entity.

     5.4     Absence  of  Certain  Changes.  Except as set forth in Schedule 5.4
             -----------------------------                          ------------
hereto,  since  the  date  of  the  Base  Balance  Sheet,  the  Company has not:

          (a) Undergone any change in the condition (financial or otherwise), assets, liabilities, indebtedness, liens, operations, capitalization, business or business prospects of Company, other than changes in the ordinary course of business, none of which has had a Material Adverse Effect on Company;

          (b) Suffered any damage, destruction or loss (whether or not covered by insurance) which has had, or could be expected to have, a Material Adverse Effect on Company;

          (c) Acquired or disposed of any assets or properties in any transaction with any shareholder, director, officer, or salaried employee of Company, or any of their relatives by blood or marriage, or, except in the ordinary course of business, acquired, disposed of or leased any material assets or properties in any transaction with any other Person;

          (d) Entered into any transaction with any Person, other than in the ordinary course of business;

          (e) Granted to any shareholder, salaried employee or any class of other employees any increase in compensation in any form (including any increase in value of any benefits) in excess of the amount thereof in effect as of the date of the Base Balance Sheet, or any severance or termination pay, or entered into any employment agreement with any such shareholder or salaried or other employee, except in the ordinary course of business in accordance with existing personnel policies;

          (f) Adopted, or amended in any material respect, any bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation or other plan, agreement, trust fund or arrangement for the benefit of any employees (whether or not legally binding);

          (g) Suffered any strike or other labor trouble that has had a Material Adverse Effect on its relations with its employees or been the subject of any effort to reorganize its workforce, or any part thereof, into a bargaining unit;

          (h) Incurred any liability or obligation (whether absolute, accrued, contingent or otherwise) other than in the ordinary course of business or incurred any attorneys' fees, accounting fees, appraisal fees and consulting fees (except in connection with the negotiation of the Transaction Documents and the transactions contemplated thereby) or pledged or subjected any of its assets to any lien, charge, security interest or any other encumbrance or restriction (including liens arising by operation of law);

          (i) Amended, changed or terminated, or suffered any amendment, change or termination of, any material contract to which Company or Shareholder is a party or by which their property is bound;

          (j) Canceled or compromised any material debt or claim or waived or released any material right or instituted, settled or agreed to settle any litigation, action, proceeding or arbitration; or

          (k) Permitted or made any dividend, distribution or other payment to any Shareholder other than in the ordinary course of business.

     There is no event or condition (other than activities of competitors in the ordinary course of their business or the adoption, proposal or promulgation by any governmental authority of any laws, rules or regulations applicable to the health care industry generally) the existence or occurrence of which could have a Material Adverse Effect on Company or Purchaser or the use of the Company's assets as they were used prior to the Effective Date or are to be operated or used by Purchaser subsequent to the Effective Date.

     5.5     Accounts  Receivable;  Prepaid Expenses and Deposits.  Schedule 5.5
             ----------------------------------------------------   ------------
hereto contains a correct and complete list of all accounts receivable and notes receivable or other rights to receive payment owing to Company (and/or Shareholder) including, but not limited to, all cash and/or other proceeds arising from the collection of such receivables by Company from and after the Effective Date. Such Accounts Receivable are evidenced by valid and enforceable written invoices, contracts or other agreements. The form of all invoices, contracts or other agreements executed or delivered in connection with the sale and delivery of merchandise and/or services by Company are in compliance with all applicable Legal Requirements, and Company has obtained all required consents from appropriate governmental authorities before using such contracts or agreements. All amounts paid or collected under such contracts or agreements, which are required by applicable Legal Requirements, to be deposited in trust or deposit accounts have been so deposited on a timely basis in accordance with such Legal Requirements. All such trust and deposit accounts have been established, funded and maintained in accordance with all applicable Legal Requirements. Company's Accounts Receivable are fully collectible without resort to legal proceedings or collection agencies, and are not subject to any refunds or other adjustments, or any defenses, rights of setoff, assignments, encumbrances, or conditions enforceable by third parties, except to the extent they are reflected in Company's reserve for bad debts computed in accordance with GAAP. Also set forth on Schedule 5.5 is a complete list of all of
                                   -------------
Company's  prepaid  expenses,  prepaid  insurance,  deposits  and similar items.

     5.6     Real  Property  and  Leaseholds;  Equipment  and Personal Property;
             -------------------------------------------------------------------
Equipment and Personal Property Leases; Liens.  Schedule 5.6 contains a complete
---------------------------------------------   ------------
and correct list of all real properties and interests therein owned or leased by Company, including, but not limited to all land (if any), structures, improvements, parking facilities, leaseholds, rights to occupancy under any leasehold interests, leasehold improvements and fixtures owned or leased by Company. Schedule 5.6 also contains a complete and correct list of all tangible
          ------------
personal property owned or leased by Company, including, but not limited to, (i) all of the machinery, equipment, vehicles, furniture (including office furniture), furnishings, computer hardware and other computer equipment, tools, instruments and other tangible personal property of Company; and (ii) all leases of supplies, machinery, equipment, vehicles, furniture, furnishings, computer hardware and other computer equipment, tools, instruments and other tangible personal property of Company. Company has good and marketable title to all of the real and all of the tangible and intangible personal properties owned by Company (including Company's accounts receivable, inventories, contract rights and other general intangibles), and valid leasehold interests in all real and tangible personal property leased by Company, in each case free and clear of all mortgages, liens, charges, encumbrances, easements, security interests or title imperfections (collectively, "Liens") except (i) Liens for current taxes not due and payable; (ii) Liens existing on December 31, 1998, securing indebtedness reflected on Company's Recent Financials, which Liens are listed on Schedule
                                                                        --------
5.6,  and  (iii)  easements,  rights of way and similar encumbrances on the real
---
estate leased by Company which do not, individually or in the aggregate, materially and adversely affect the use and occupancy of the premises subject to said leases (collectively, "Permitted Encumbrances"). Except as set forth on
Schedule  5.6,  no  other  Liens  exist.
-------------

     Company has delivered to Purchaser prior to the Closing complete and correct copies of all documents of title with respect to such real property owned by it and of all title insurance policies with respect to the same, and of all such leases of real property and personal property. Except as set forth on
Schedule  5.7, no consent or other agreement of any other Person is required for
-------------
the transfer and assignment to Purchaser of the Stock to be transferred hereunder.

     Company enjoys peaceful and undisturbed possession under all leases under which it operates, which leases shall be conveyed to Purchaser (collectively, the "Leases"). All such Leases are valid and subsisting with no default existing thereunder on the part of any party thereto.

     All buildings and improvements, and all machinery, instruments and equipment contained therein and all operations conducted therein and all other real property owned or leased by Company in connection with the operation of Company and which are to be conveyed or leased to or otherwise used by Purchaser comply in all material respects with all applicable building and zoning and other laws, ordinances, regulations and permits in effect at the date hereof, and the continuation of any such operation as currently conducted will not result in the enforcement or the threat of enforcement of any such building and zoning and other laws, ordinances, regulations and permits as in effect on the date of this Purchase Agreement.

     Except  as  set  forth  on  Schedule  5.6  to  this Purchase Agreement, all
                                 -------------
structures and other improvements located on such real properties and all such tangible personal property reasonably necessary to the conduct of the business of Company as currently conducted are in good operating condition in all material respects for property of its type and age, subject to ordinary wear and tear.

     The Company's assets constitute all of the assets (other than the Excluded Assets) used by Company in the conduct of its business on the date hereof, and such assets comprise all assets required for the continued conduct of the business by Purchaser as now being conducted.

     5.7     Contracts;  Other  Agreements;  Consents;  Defaults.  Schedule  5.7
             ---------------------------------------------------   -------------
contains a complete and correct list as of the date hereof of all contracts, agreements and commitments of Company of the following types (which are not otherwise set forth on Schedule 5.29 to this Purchase Agreement), written or
                           -------------
oral, to which Company is a party or by which Company or any of its property is bound as of the date hereof: (i) notes, loans, credit agreements and instruments relating to the borrowing of money by or an extension of credit to Company; (ii) sales agency, representative or broker agreements; (iii) agreements, orders or commitments for the purchase by Company of supplies or finished products exceeding $1,000.00 or that are not required to be performed by the vendor in thirty (30) days; (iv) agreements or commitments for capital expenditures in excess of $1,000.00 for any single project; (v) leases, joint venture agreements, management agreements, stock purchase agreements, acquisition agreements, pledge agreements, notes, severance agreements and all other agreements or obligations material to Company; (vi) all other material agreements, contracts and commitments of Company, excluding employment agreements, which will be terminated at or prior to Closing; and (vii) all purchase orders.

     Except as set forth on Schedule 5.7 attached to this Purchase Agreement, no
                            ------------
consent or other agreement of any other Person is required for the transfer and assignment to Purchaser of the Stock to be transferred hereunder, including, but not limited to, the Leases, and the contracts, agreements and commitments of Company set forth on Schedule 5.7, or, if required, all such consents and
                         -------------
agreements have been, or prior to the Effective Date will be duly obtained by Company and copies of such consents and agreements shall be supplied to Purchaser on or before the Effective Date.

     Company has delivered or made available to Purchaser complete and correct copies of all written contracts, agreements and commitments listed on Schedule
                                                                        --------
5.7, together with all amendments thereto, and accurate descriptions of all oral
---
agreements  listed  in Schedule 5.7.  Such contracts, agreements and commitments
                       ------------
are in full force and effect and constitute the legal, valid and binding obligations of the parties thereto; enforceable in accordance with their respective terms. Except as disclosed in Schedule 5.7, all parties to such
                                               ------------
agreements, contracts and commitments have in all material respects performed all obligations required to be performed by them to date and are not in default. In the judgment of Company, no agreement, contract or commitment to which Company is a party or by which any of its property is bound has a Material
Adverse Effect on Company. Company has no outstanding powers of attorney, except routine powers of attorney relating to representation before governmental agencies.

     5.8     ERISA  and  Employee  Matters.  Except as described on Schedule 5.8
             -----------------------------                          ------------
attached to this Purchase Agreement, Company maintains no pension, retirement, deferred compensation, bonus, stock purchase, stock option, profit sharing, insurance or other employee benefit or welfare plan, agreement, arrangement or informal understanding for the benefit of employees or partners, whether or not legally binding. Except as set forth on Schedule 5.8, neither Company nor any
                                           ------------
other entity, whether or not incorporated, which is deemed to be under common control (as defined in Section 414 of the Code or 4001(b) of ERISA), with Company ("Commonly Controlled Entity") maintains or contributes to any employee pension benefit plan (as defined in Section 3(2) of ERISA) that is a defined contribution plan described in Section 3(34) of ERISA or Section 414(i) of the Code, or that is a defined benefit plan described in Section 3(35) of ERISA or
Section 414(j) of the Code, and, with respect to which, there exists any liability of Company for (i) any premium payments due under Section 4007 of ERISA; or (ii) any unpaid minimum funding contributions described in Section 412 of the Code or Section 302 of ERISA. Neither Company nor any Commonly Controlled Entity sponsors or sponsored, or maintains or maintained, any defined benefit plan (described in the immediately preceding sentence) that has been, or will be, terminated in a manner that would result in any liability of Company to the Pension Benefit Guaranty Corporation or that would result in the imposition of a lien on any assets of Company pursuant to Section 4068 of ERISA. At no time during the five (5) consecutive year period immediately preceding the first day of the year in which the Effective Date occurs has Company or any Commonly Controlled Entity participated in or contributed to any multi-employer plan defined in Section 4001(a)(3) of ERISA, or Section 414(f) of the Code, nor during such period has Company or any Commonly Controlled Entity had an obligation to participate in or contribute to any such multi-employer plan. Except as set forth on Schedule 5.8, (a) Company is not obligated under any
                            ------------
agreement or other arrangement pursuant to which compensation or benefits will become payable as a result of the consummation of the transactions contemplated in this Purchase Agreement; (b) neither Company nor any of its employees or agents has, with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) that is or has been established by or contributed to, or with respect to which costs or liabilities are accrued by, Company, engaged in any conduct that would result in any material taxes or penalties on prohibited transactions under Section 4975 of the Code or under Section 502(i) or 502(l) of ERISA or in breach of fiduciary duty liability under Section 409 of ERISA; (c) no actions, investigations, suits or claims with respect to the fiduciaries, administrators or assets of any such employee benefit plan (other than routine claims for benefits) are pending or, to the best of Company's and Shareholder's knowledge, threatened; (d) none of the Company's welfare benefit plans (as defined in Section 3(1) of ERISA) provides for or promises retiree medical, disability or life insurance benefits to any current or former employee of Company, other than "continuation coverage" required under the Consolidated Omnibus Budget Reconciliation Act of 1985; and (e) all plans, policies, programs or arrangements of Company or any Commonly Controlled Entity which are subject to Section 4980B of the Code have been and are in compliance with the requirements of Section 4980B of the Code and Part 6 of Title I of ERISA.

     5.9     No Illegal Payments.  Company has, with respect to its business, at
             -------------------
no time made any illegal payments for political contributions or made or received any bribes, illegal kickback payments or other illegal payments.

     5.10     Patents, Trademarks/Service Marks, Trade Names; Software Licenses.
              ------------------------------------------------------------------
Set  forth  on  Schedule  5.10  is  a  complete  list  of  all  patents,  patent
                --------------
applications, trade secrets and processes and proprietary properties, trade names, trademarks, service marks, customer and supplier lists, software programs and know-how licenses, service marks and trademark and service mark applications and other intangible property and rights of Company. Company owns or possesses adequate rights to use, all patents, trade names, trademarks, service marks, copyrights, inventions, processes, designs, formulas, trade secrets, know-how and proprietary interests and rights reasonably necessary for the conduct of its business, with no known conflict with or infringement of the asserted rights of others. The right to the exclusive use of the name "SafeGuard" and "SafeGuard Health Plans" is not transferred as a result of this Purchase Agreement and Shareholder hereby retains the exclusive right in perpetuity to use the name of "SafeGuard" and "SafeGuard Health Plans" and all derivations thereof.
Shareholder and SafeGuard covenant that they have not granted, and will not grant, to any other person, firm or corporation the right to use, and that Shareholder will not grant the use of such names as part of the corporate or firm name of any other firm, entity, corporation or business. If Purchaser has not merged Company into Purchaser, Purchaser shall, within sixty (60) days of the Closing, change the name of Company to a name that does not interfere with Seller's exclusive use of such name or derivations thereof.

     5.11     Intentionally  Omitted
              ----------------------

     5.12     Litigation.  Except as described in Schedule 5.12 attached to this
              ----------                          -------------
Purchase Agreement, there are no judicial or administrative actions, suits, proceedings or investigations pending or, to the best of Company's and Shareholder's knowledge, threatened, (i) the occurrence or existence of which could result in a Material Adverse Effect on Company or the Company's assets;
(ii) the occurrence or existence of which could materially interfere with any part of the operations of Company or the Company's assets; or (iii) that question the validity of any Transaction Document or of any action taken or to be taken pursuant to or in connection with the provisions of any Transaction Document, nor do any of Company or Shareholder know of any basis for any such action, suit, proceeding or investigation. Company is subject to no labor dispute or, to the best of Company's and Shareholder's knowledge, organization attempt. There are no citations, fines or penalties heretofore assessed against Company or Shareholder under any federal, state or local law relating to air or water pollution, solid, liquid or hazardous waste disposal or other environmental protection matters, or relating to occupational health or safety, that remain unpaid, and no such citations, fines or penalties have been assessed or threatened within the three (3) years preceding the date hereof, or are now being threatened, nor are there any administrative actions, suits, proceedings or investigations with respect to such matters pending or threatened (other than with respect to rule making and other proceedings of general application), nor any basis therefor. Neither Company nor any Shareholder is subject to any ruling, order, decree, judgment or writ entered by any court, agency or other authority, nor has in the past been subject to any of the same.

     5.13     Operations  in  Conformity  With  Law.  Except  as  set  forth  in
              -------------------------------------
Schedule 5.13, the operations of Company, as conducted now or at any time during
--------------
the past three (3) years, were not and are not in violation of, nor is Company in default under, any Legal Requirement or Insurance Law, whether heretofore or now in effect or, to the knowledge of Company and Shareholder, currently proposed to be in effect, where any such violation or default could have a Material Adverse Effect on Company. Neither Company nor any Shareholder is aware of any basis on which the operations of Company, when conducted as currently proposed to be conducted after the Effective Date, would be held so to violate or to give rise to any such default.

     5.14     Violation  of  Other Instruments.  Except as set forth in Schedule
              --------------------------------                          --------
5.14  attached  to  this  Purchase Agreement, the execution and delivery of this
----
Purchase Agreement and other Transaction Documents and the consummation and performance of the transactions contemplated hereby and thereby will not conflict with or result in any violations of or defaults under any provisions of Company's articles of incorporation or by-laws or, in any material respect, conflict with or result in any violation of or default with respect to any mortgage, indenture, lease, agreement, understanding or other instrument, permit, concession, grant, franchise, license, judgment, statute, law, ordinance, rule, regulation, order (naming Company and/or Shareholder specifically) or decree (naming Company and/or Shareholder specifically), applicable to Company or Shareholder. Such execution, delivery, performance and consummation will not accelerate the maturity of or otherwise modify the terms of any indebtedness of Company, or accelerate the time for performance of any material obligation of Company under any contract or instrument, or result in the creation of any lien, charge, encumbrance or security interest upon any of the property or assets of Company (including the Company's assets), or give rise to any right of termination of any agreement.

     5.15     Governmental  and  Other  Approvals  and  Filings.  Schedule  5.15
              -------------------------------------------------   --------------
attached to this Purchase Agreement, hereto sets forth a list of (and copies of) all franchises, licenses and permits issued by governmental authorities, which will be required to continue the business after the Effective Date. Company possesses such franchises, licenses, permits and other authority as are necessary for the conduct of its business (as currently conducted and proposed to be conducted) and is not in default nor, to the best of the Company's and Shareholder's knowledge, subject to any inquiry in any material respect under any of such franchises, licenses, permits or other authority, except for such failures to possess, such defaults, and such inquiries the existence or occurrence of which could not, individually or in the aggregate, have a Material Adverse Effect on Company or its business. Except as set forth in Schedule
                                                                        --------
5.15,  neither  the  execution  and delivery of this Purchase Agreement, nor the
----
consummation of the transactions contemplated hereby, will alter or impair any of such rights. A true, correct and complete list of all such governmental licenses, permits, franchises and other authorizations is set forth on Schedule
                                                                        --------
5.15,  and  a  true,  correct  and  complete  copy of each such license, permit,
----
franchise and authorization shall be delivered by Company to Purchaser on or prior to the Effective Date. Company, in its conduct of the business, has during the past five (5) years timely filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any federal, state, county, local or other governmental department, commission, board, bureau, agency or other. In addition, Company shall timely file all reports, statements, documents, registrations, filings or submissions required to be filed by it with any federal, state, county, local or other governmental department, commission, board, bureau, agency or other instrumentality, which are required to be filed prior to the Effective Date. All such filings made were in compliance with all applicable Legal Requirements.

     5.16     Tax  Matters.  Company  has  duly and timely filed all tax returns
              ------------
that are required to have been filed by it, including, but not limited to: all federal, state, county, foreign, excise, franchise, property, severance payroll, income, capital stock, premium, and sales and use. All such returns are true, correct and complete in all material respects as filed, were prepared in good faith and in accordance with all applicable tax rules and regulations and, to the extent Company is subject to taxation, Company has paid or made adequate provision for the payment of all taxes that are shown thereon to have become due pursuant thereto, and has paid or made adequate provision for the payment of all other taxes, assessments and other governmental charges imposed by law upon it or any of its properties, assets, income, receipts, payrolls, transactions, capital, net worth or franchises which have become due, and no taxes due as of the date hereof have not been paid. Except as set forth on Schedule 5.16, the
                                                              -------------
federal and state income tax returns of Company have not been audited by any governmental authority, and Company has received no notice of deficiency or assessment of additional taxes. Except as set forth on Schedule 5.16, Company
                                                          -------------
is a party to no action or proceeding by any governmental authority for assessment or collection of taxes with respect to the Company's assets or its business. Except as set forth on Schedule 5.16, Company has granted no waiver
                                    -------------
of any statute of limitation with respect to, or any extension of a period for the assessment of, any federal, state, local or foreign tax. Except as set forth on Schedule 5.16, no deficiency assessment or proposed adjustment of
           --------------
Company's federal, state, local or foreign taxes is pending and, except for taxes incurred by Company in the ordinary course of business allocable to the period from January 1, 2001, to the Closing Date and/or the Effective Date, Company and Shareholder have no knowledge of any proposed liability for any tax to be imposed upon its properties, assets or business for which there is not an adequate reserve reflected in Company's Recent Financials. Company has heretofore furnished Purchaser with true and correct copies of Company's federal and state income tax returns for the years 1997 through 2000.

     5.17     Inventories and Supplies.  All supplies and inventories of Company
              ------------------------
reflected on the Company's Financial Statements consist of items, in the case of inventory, of a quality, quantity and condition suitable for sale at prevailing market prices (without discounts other than those customary in the business in which Company is engaged), or, in the case of supplies, usable in the normal course of Company's business; and the values at which such inventories and supplies are reflected on the Company's Recent Financials, at no more than the lower of cost or market.

     5.18     Guarantors.  Except as set forth on Schedule 5.18 attached to this
              ----------                          -------------
Purchase Agreement, there are no guarantors of any liability or obligation of Company, and Company has not entered into any guaranty of any liability or obligation of any other party.

     5.19     Compensation.  Company  has  delivered  to  Purchaser  a  true and
              ------------
complete  list  (a  copy  of which is attached as Schedule 5.19 of this Purchase
                                                  -------------
Agreement) of all of its employees engaged in connection with Company as of the Effective Date, which list states the rate of compensation (including all employee benefits), accrued vacation and sick leave, the positions held by the persons listed and the duration of their employment or engagement by Company. Also set forth on Schedule 5.19 is a list of all employment agreements and
                      --------------
independent  contractor  agreements  to  which  Company  is  party.

     5.20     Certain Transactions; Transactions with Affiliates.  Except as set
              --------------------------------------------------
forth in Schedule 5.20 attached to this Purchase Agreement, none of Shareholder,
         -------------
shareholders or salaried employees of Company, or any relative by blood or marriage, Affiliate or associate of any of the foregoing, is currently a party to any transaction with Company (other than for services as employees), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or any corporation, partnership, trust or other entity in which any such Person has a substantial interest or is an officer, director, trustee, or partner, or any officer, director or employee of such an entity.

     5.21     Environmental  Matters.  Except  to  the  extent  described  in
              ----------------------
reasonable  detail on Schedule 5.21 attached to this Purchase Agreement, Company
                      -------------
is not in violation of any existing federal, state or local law, statute or regulation, or any existing decree, order, arbitration award, or any license or permit issued by any federal, state or local governmental authority relating to pollution or protection of the environment (the "Environmental Laws"), including, without limitation, Environmental Laws relating to (i) treatment, storage, disposal, generation and transportation of pollutants or contaminants, toxic or hazardous substances, or solid or hazardous waste regulated under Environmental Laws ("Hazardous Materials"); (ii) air, water and noise pollution;
(iii) ground water contamination; (iv) the release or threatened release into the environment of Hazardous Materials; (v) the protection of wildlife, marine sanctuaries and wetlands; (vi) the protection of natural resources; (vii) storage tanks, vessels and related equipment; (viii) abandoned or discarded barrels, containers and other closed receptacles; (ix) health and safety of employees and other persons; and (x) otherwise relating to the manufacture, processing, use, distribution, treatment, storage, disposal, transportation or handling of Hazardous Materials. There are no written notices or written complaints which Company has received in the last two (2) years of any violation of the Environmental Laws. To the best of Company's and Shareholder's knowledge, Company has obtained and continues to possess all permits, licenses, approvals or other authorizations under the Environmental Laws which are material to the operation of the Company and any other business as now conducted by Company and has filed such timely and complete renewal applications as may be required prior to the Effective Date. Company has complied with all material reporting and recordkeeping requirements applicable to Company and any other business as now conducted under the Environmental Laws. Except as disclosed on
Schedule  5.21  attached  to  this  Purchase  Agreement, neither Company nor any
--------------
Shareholder  has  in  any manner constituting a violation of any applicable laws

(i) generated, released, stored, used, discharged or disposed of any Hazardous Materials at, on, under, in or about, or in any other manner affecting, the properties of Company; or (ii) transported or caused to be transported any Hazardous Materials to or from such properties. Except to the extent described in reasonable detail on Schedule 5.21 attached hereto, there have been no
                            --------------
events, conditions, circumstances, activities, practices, incidents, actions or plans (i) which may prevent continued compliance by Company with the Environmental Laws or which may give rise to any criminal or civil liability on the part of Company or Purchaser under the Environmental Laws; and (ii) which could have a Material Adverse Effect on Company or the Company's assets.

     5.22     Adequacy  of  Representations  and  Warranties.  None  of  the
              ----------------------------------------------
warranties and representations made by Company and Shareholder herein or in the Exhibits, Schedules or other documents related thereto, nor the Company
Financial Statements nor any certificate or memorandum furnished or to be furnished by Company or on behalf of Company, contains or will contain any untrue statement of fact or omits or will omit to state a fact necessary in order to make the statements contained herein or therein not misleading, and all representations and warranties of Company and Shareholder herein contained shall be true on and as of the Closing Date and the Effective Date with substantially the same effect as if made on and as of such date.

     5.23     Books  and  Records.  The  corporate  records  of  Company contain
              -------------------
accurate records of all required meetings of, and corporate actions or written consents by, Shareholder and the Board of Directors of Company. The originals of all corporate records will be delivered to Purchaser at the Closing. The material books and records of Company including, but not limited to, all accounting records, files, invoices, customer lists and supply lists have been provided to Purchaser, and a complete and accurate list of same is set forth on
Schedule  5.23  attached  hereto.  Except as set forth in Schedule 5.23 attached
--------------                                            -------------
hereto, Company does not have any material records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not, including all means of access thereto and therefrom) which are not under the exclusive ownership of, and accessible by, Company.

     5.24     Broker's  or Finder's Fees.  Except as set forth on Schedule 5.24,
              --------------------------                          -------------
all negotiations relating to this Purchase Agreement and the transactions contemplated hereby have been carried on without intervention of any Person acting on behalf of Shareholder or Company and no Person is, or will be, entitled to any commission or broker's or finder's fees from Company or
Shareholder.  The  parties  agree that all fees due to the broker as outlined in
Schedule  5.24  shall  be  paid  by  Purchaser  at  the  Closing.
--------------

     5.25     Ownership  of  Stock;  Authorization.  Shareholder individually is
              ------------------------------------
the lawful owner of 100,000 shares of Stock, free and clear of all liens, encumbrances, restrictions and claims of every kind. Such number constitutes all shares of Company so owned beneficially or of record by Shareholder.
Shareholder possesses full authority and legal right to sell, transfer and assign to Purchaser the entire legal and beneficial ownership of the Stock, free and clear of all encumbrances. Shareholder acquired the Stock in a transaction that fully complied with the provisions of all applicable securities laws. There are no claims pending or, to Company's or Shareholder's knowledge, threatened against Company or Shareholder that concern or affect title to any of the Stock, or that seek to compel the issuance of Stock or other securities of Company. Shareholder (i) hereby consents to the transactions contemplated by this Purchase Agreement; (ii) has full legal right, power and authority to enter into this Purchase Agreement and to sell the shares of Stock so owned by Shareholder pursuant to this Purchase Agreement. The delivery to Purchaser of the Stock owned by Shareholder pursuant to the provisions of this Purchase Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. This Purchase Agreement constitutes a legal, valid and binding obligation of Shareholder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies.

     5.26     Agreements,  Judgments  and  Decrees  Affecting  Shareholder.
              ------------------------------------------------------------
Shareholder represents and warrants that Shareholder is not subject to any agreement, judgment or decree adversely affecting Shareholder's right to act as an owner, officer, director or employee of Company.

     5.27     Bank  Accounts.  Set forth on Schedule 5.27 attached hereto, is an
              --------------                -------------
accurate and complete list showing the name and address of each bank in which Company has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto.

     5.28     Provider  Agreements  and  Dental  Policies.  Attached  hereto  as
              -------------------------------------------
Schedule  5.28  is  a  list  (together  with  a  copy of each "form") of (i) all
--------------
contracts, contract certificates and contract amendments issued to any enrollee or group enrollee of the Company; and (ii) all contracts made or to be made between any provider of dental health care services and the Company. All such contracts issued, assumed, or entered into by Company and now in force are, to the extent required under applicable Legal Requirements, on forms approved by the insurance regulatory authority of the state or jurisdiction where such policies or contracts were issued or have been filed with, and not objected to, by such authority within the period provided for objection. All providers have been properly credentialed in accordance with all Legal Requirements.

     5.29     Agents of Company.  Set forth on Schedule 5.29 attached hereto, is
              -----------------                -------------
an accurate and complete list showing the name and address of each agent that solicits contracts on behalf of the Company. All such agents are registered with the insurance regulatory authority of the state or jurisdiction where such agent solicits contracts.

     5.30     Computer  Software,  Etc.  Except as set forth on Schedule 5.30 to
              ------------------------                          -------------
this Purchase Agreement, Seller has the right to use, free and clear of any royalty or other payment obligations, claims of infringement or other liens, all computer software, programs and similar systems owned by or licensed to Seller or used in the conduct of the business of the Facilities, including, without limitation, those intellectual properties and such computer software, programs and similar systems disclosed on Schedule 5.30 to this Purchase Agreement; and
                                   -------------
Seller is not in conflict with or in violation or infringement of, nor has Seller received any notice of any conflict with or violation or infringement of or any claims of conflict with any asserted rights of any other Person with respect to any intellectual property or any computer software, programs or similar systems, including without limitation any of such items disclosed on
Schedule  5.30  to  this  Purchase Agreement, and to the knowledge of Seller, no
--------------
other Person is in conflict with or in violation or infringement of any such items of intellectual property or computer software, programs or similar systems. Except as set forth on Schedule 5.30 to this Purchase Agreement,
                                      --------------
Purchaser will, subsequent to the Closing, without further action or the payment of additional fees, royalties or other compensation to any Person, be entitled to unrestricted use of all computer software programs and similar systems currently used in the business, including, without limitation, those set forth on Schedule 5.30 to this Purchase Agreement.
    --------------

     Seller represents and warrants that Seller's computer systems including, but not limited to, all hardware, software, firmware, third party software and goods with computer chips (the "Computer Systems") are Year 2000 Compliant through the year 2030. This representation and warrant shall survive any warranty expiration period or termination of this Purchase Agreement. Year 2000 Compliant means the Computer Systems will: (i) function without interruption or human intervention with four digit year processing on all Date Data, including errors or interruptions from functions which may involve Date Data from more than one century or leap years, regardless of the date of processing or date of Date Data; (ii) provide results from any operation accurately reflecting any Date Data used in the operation performed, with output in any form, except graphics, having four digit years; (iii) accept two digit year Date Data in a manner that resolves any ambiguities as to century in a defined manner and will interpret dates from a prior century; and (iv) provide data interchange in the ISO 8601:1988 standard of CCYYMMDD. For purposes of this Section 5.30, "Date
                                                             ------------
Data" shall mean any data, input, calculation, output or stored data, which includes an indication of date.

     5.31     Commissions;  Policies;  Marketing  Rights.  Shareholder  further
              ------------------------------------------
represents and warrants that Company is the owner, free and clear of any liens or security interests, of all of the prepaid dental insurance policies, marketing rights and commissions due and payable under such policies. At the Effective Date, there shall be no commissions due or payable by Company to Shareholder or any other employee, agent or third party.

     5.32     Complaint  Procedures.  Attached  hereto as Schedule 5.32 is (i) a
              ---------------------                       -------------
copy of Company's procedures for review and mediation of complaints of enrollees concerning the quality of care rendered by a participating dentist; or (ii) the written document submitted to the insurance regulatory authority of the state or jurisdiction where such policies or contracts were issued to enrollees agreeing to utilize the services of a peer review committee of a state, district or local dental society.

6.     Representations  and  Warranties  by Purchaser.  Purchaser represents and
       ----------------------------------------------
warrants  as  follows:

     6.1     Status  of  Purchaser.  Purchaser  is  a  limited  partnership duly
             ---------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to carry on its business as now conducted.

     6.2     Authority  for  Purchase  Agreement.  Purchaser  has  all necessary
             -----------------------------------
corporate power and authority to execute and deliver this Purchase Agreement and the other Transaction Documents to which it is a party and to carry out its obligations hereunder and thereunder. The execution and delivery of this

Purchase Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Purchaser, and no other corporate action (including, but not limited to, shareholder approval) is legally required to be taken or obtained by Purchaser to duly authorize the execution, delivery and performance of this Purchase Agreement and the other Transaction Documents to which it is a party and the transactions contemplated hereby and thereby. Each of this Purchase Agreement and the other Transaction Documents to which it is a party constitutes the valid and legally binding obligation of Purchaser and is enforceable against Purchaser in accordance with its terms except as may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor's rights generally or the availability of equitable remedies. The execution and delivery of this Purchase Agreement and the other Transaction Documents to which it is party and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in any violation of or default under any provision of the Certificate of Incorporation or Bylaws of Purchaser or in any violation of or default with respect to any mortgage, indenture, lease, agreement or other instrument, permit, concession, grant, franchise, license, judgment, order, decree, and to the knowledge of Purchaser any statute, law, ordinance, rule or regulation applicable to Purchaser or Company or Shareholder. Such execution, delivery and consummation will not accelerate the maturity of or otherwise modify the terms of any indebtedness of Purchaser or result in the creation of any lien, charge, encumbrance or security interest upon any of the property or assets of Purchaser.

     6.3     Brokers,  Finders,  Etc.  Except as set forth in Schedule 5.24, all
             -----------------------                          -----------
negotiations relating to this Purchase Agreement and the transactions contemplated hereby have been carried on without the intervention of any Person acting on behalf of Purchaser in such manner as to give rise to any valid claim against Purchaser, Company or Shareholder for any brokerage or finder's commission, fee or similar compensation. The parties agree that all fees due to the broker as outlined in Schedule 5.24 shall be paid by Purchaser at the
                               --------------
Closing.

     6.4     Statements True and Correct.  All representations and warranties of
             ---------------------------
Purchaser herein contained shall be true on and as of the Closing Date and the Effective Date with substantially the same effect as if made on and as of such date.

7.     Expenses.  Each of the parties hereto shall assume and bear all expenses,
       --------
costs and fees incurred or assumed by such party in the preparation and execution of the Transaction Documents, the consummation of the Closing and/or through the Effective Date hereunder and compliance with the terms and provisions hereof, whether or not the transactions herein provided shall be consummated.

8.     Additional  Agreements  of  the  Parties.
       ----------------------------------------

     8.1     Conduct  of  Business  Prior  to Effective Date.  During the period
             -----------------------------------------------
from  and  after  the  Closing  Date  and  until  the  Effective  Date:

          (a) Company and Shareholder will carry on Company's business in substantially the same manner as heretofore carried on and will not make any purchase or sale, incur any indebtedness or liens, or introduce any method of management or operation in respect to such business or otherwise engage in any transaction except in the ordinary course of business and in the manner not inconsistent with prior practice (including, but not limited to, the accelerated collection of accounts receivable, the delay in the payment of accounts payable and/or the incurrence of any indebtedness) and the terms of this Purchase Agreement other than with the prior written consent of Purchaser;

          (b) Neither Company nor Shareholder will permit any change to be made in the Articles of Incorporation or Bylaws of Company other than with the prior written consent of Purchaser;

          (c) Neither Company nor Shareholder will acquire or dispose of any capital asset having an initial cost or current value in excess of $1,000.00 other than with the prior written consent of Purchaser;

          (d) Neither Company nor Shareholder will increase the compensation payable or to become payable to any of its shareholders, directors, employees or agents other than with the prior written consent of Purchaser;

          (e) Neither Company nor Shareholder will set aside, permit or make any dividend or distribution or other payment of any kind to any Shareholder of the Company (other than compensation in the ordinary course of business consistent with past practices); or

          (f) Neither Company nor Shareholder will take, or permit or suffer to be taken, any action, which is represented and warranted in Section 5.4 not
                                                                 -----------
to have occurred since the date of the Base Balance Sheet, other than with the prior written consent of Purchaser.

     8.2     Company  Tax  Returns.  Shareholder  shall  be responsible for, and
             ---------------------
shall timely complete, as applicable, all "stub period" tax returns/reports for Company, including, but not limited to, fourth quarter 940, annual 941, imputation of income to Shareholder for forgiveness of debt and include on W-2s, completion and issuance of W-2s, completion and issuance of W-3s, completion and issuance of 1099s, completion and filing of all state and federal income tax reports and all tax filings relative to payroll accounts for employees and for independent contractors and termination of all third party payroll contracts, if any (including preparation of all tax filings relative to such services).

     8.3     Acquisition Proposals.  Shareholder shall not, and shall not permit
             ---------------------
Company to directly or indirectly (i) solicit, initiate, encourage or otherwise cooperate in any way with any inquiries or Acquisition Proposals from any Person or (ii) participate in any discussions or negotiations regarding, furnish to any Person other than Purchaser or its representatives any information with respect to, or otherwise assist, facilitate, encourage or otherwise cooperate in any way with any Acquisition Proposal by any other Person. "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving Company or for the acquisition or purchase of any equity interest in, or a material portion of the assets of Company. Shareholder shall promptly communicate to Purchaser the terms of any such written acquisition proposal that they may receive or any written inquiries made to any of them or Company or any of its directors, officers, representatives or agents.

     8.4     Public  Announcements.  Except  as  mutually  agreed,  prior to the
             ---------------------
Effective Date, neither Purchaser, Shareholder, nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Purchase Agreement or the transactions contemplated hereby.

     8.5     Required Regulatory Consents.  The parties shall take all necessary
             ----------------------------
steps and use their best efforts to obtain as promptly as possible, the approval of any regulatory agency having or asserting jurisdiction to approve the Transaction as may be necessary. Receipt of the regulatory approvals shall be a condition precedent to the Effective Date, and neither party shall be required to close in the absence of such approvals. The required approvals shall be in writing and shall be in the form and content acceptable to Purchaser, and shall contain or impose any restrictions or conditions not provided for herein.

     8.6     Shareholder  Release.  Subject  to  the  effectiveness  of  the
             --------------------
Transaction, Shareholder for himself and his heirs, successors, and assigns, hereby releases, relinquishes, and forever discharges in full the Company, Purchaser and the Company's and Purchaser's, legal representatives, subsidiaries, successors, assigns, officers, directors, affiliates, agents, and employees (the "Released Parties") from any and all claims, demands, liabilities, obligations, actions, and causes of action of every kind whatsoever, known or unknown, that Shareholder has or may have, or that subsequently accrue in Shareholder's favor, against the Released Parties, which is based upon or relates to any transaction effected or event occurring or agreement, commitment, arrangement or state of facts existing on or prior to the Effective Date, or that is attributable to any period ending on or prior to the Effective Date, or to any action taken or omitted to be taken during any such period (except as expressly provided in this Purchase Agreement). Shareholder acknowledges that the Company, by accepting this release, does not admit to any fault, liability, or damage, all of which are expressly denied by the Company.

     8.7     Breach  of  Representation  and  Warranties.  Promptly  upon either
             -------------------------------------------
Shareholder  or  Company  becoming  aware  of  any  breach  of  any  of  the representations and warranties of Company or Shareholder contained in this Purchase Agreement and made as of the date hereof, or any event which would cause Company or Shareholder to be unable to deliver the certificates contemplated by Section 12.1 of this Purchase Agreement, Company and Shareholder
                ------------
shall give detailed written notice thereof to Purchaser and shall use their best efforts to prevent or promptly remedy the same.

     8.8     No  Transfers  of Shares.  Unless and until this Purchase Agreement
             ------------------------
shall have been terminated in accordance with its terms for any reason, Shareholder shall not directly or indirectly exchange, deliver, assign, pledge, encumber or otherwise transfer or dispose of any shares of capital stock of Company owned beneficially or of record by Shareholder, nor shall Shareholder directly or indirectly grant any right of any kind to acquire, dispose of, vote or otherwise control in any manner any such shares of capital stock of the Company; provided that a transfer to the executor or administrator of Shareholder upon the death of such Shareholder shall not be deemed prohibited by this Section 8.11 as long as such executor or administrator on behalf of the
      -------------
estate of Shareholder shall be bound by all of the provisions of this Purchase Agreement to the same extent as Shareholder.

     8.9     Administrative Services Agreement.  Shareholder and Purchaser shall
             ---------------------------------
enter into an Administrative Services Agreement, whereby Purchaser shall provide benefits to those members of Shareholder who reside in Missouri and Kansas based upon Shareholder's contracts that arise outside the States of Missouri and Kansas (the "Administrative Services Agreement").

9.     Survival  of  Representations  and  Warranties.  All  representations and
       ----------------------------------------------
warranties of Company and Shareholder and Purchaser contained herein (including all Schedules and Exhibits hereto) or in any document, statement, certificate or other instrument referred to herein or delivered at the Effective Date in connection with the transactions contemplated hereby shall survive any investigation made by or on behalf of any of the above parties and shall survive the execution and delivery of this Purchase Agreement, the Closing and the Effective Date and the sale of Stock contemplated hereby and shall remain in full force and effect for a period of three (3) years after the Effective Date; provided, however, that the representations and warranties of Company and Shareholder set forth in Section 5.1 shall survive indefinitely and the
                             ------------
representations and warranties contained in Sections 5.16 and 5.23 shall survive
                                            ----------------------
until  the  expiration of any and all applicable statutes of limitation periods.

10.     Indemnities.
        -----------

     10.1     Indemnities  of  Shareholder.  For  the  benefit  of  Purchaser in
              ----------------------------
connection with any claim or right arising from any covenant, warranty or representation made by Company or Shareholder in this Purchase Agreement, in any Transaction Document or in any Exhibit, Schedule, statement, list, certificate or other document delivered to Purchaser in connection with the Closing and/or the Effective Date, Shareholder hereby agrees to indemnify and hold harmless Purchaser and Company after the Effective Date and each of their respective partners, directors, officers and Affiliates ("Purchaser Indemnified Parties") against and in respect of the following (hereinafter called a "Loss" or "Losses") in accordance with the terms and conditions of this Section 10.
                                                                     ----------

          (a) Any and all liabilities or obligations of, or claims against, Purchaser Indemnified Parties of any nature, whether accrued, absolute, contingent or otherwise arising out of or relating to (i) any contract, lease, agreement, purchase order, insurance policy or commitment of the Company existing on the Effective Date that is not listed or described pursuant to
Section  2.3; or (ii) the operation of Company's business prior to the Effective
     -------
Date;

          (b) Any damage or deficiency that results from (i) the inaccuracy of any representation or warranty made by Company or Shareholder herein or in any Transaction Document (including all Schedules and Exhibits hereto or thereto); (ii) any breach, non-fulfillment or non-compliance of any covenant, agreement or obligation to be performed or observed by Company or Shareholder under this Purchase Agreement; or (iii) any misrepresentation in or omission from any list, document, statement, certificate or other instrument furnished or to be furnished by Company or Shareholder in connection with the Closing and/or the Effective Date to Purchaser under this Purchase Agreement, in each case whether or not such inaccuracy, breach, non-fulfillment, misrepresentation or omission should have been known by Purchaser on the Closing and/or the Effective Date, it being the agreed intention of the parties that Shareholder shall be completely responsible for, and Purchaser shall be conclusively deemed to have relied upon, such representations, warranties, agreements and instruments;

          (c)     Any  and  all  claims,  losses,  expenses,  damages,  costs, obligations  and  liabilities  resulting  from  or  arising  out  of any and all liabilities and obligations of or claims against Company and Shareholder not expressly assumed by Purchaser pursuant to the terms of this Purchase Agreement, including, but not limited to, any matter set forth in Section 2.3;
                                                                 ------------

          (d)     Without  limiting the generality of Section 10.1(c) above, any
                                                      ---------------
and  all  claims,  obligations, damages, losses, liabilities, costs and expenses
(i) arising under any Environmental Laws or related common law theories including third-party claims; or (ii) arising out of or relating to claims by third parties (including, but not limited to, any governmental authority or agency) based upon the generation, storage, treatment, disposal or release of Hazardous Materials, in each case arising on or prior to the Effective Date, including, but not limited to, the claims described in Schedule 5.12 hereto, in
                                                        -------------
each case except to the extent attributable to or based on acts or omissions of Purchaser;

          (e) Any and all claims, losses, expenses, damages, reasonable costs, obligations, and liabilities (i) resulting from Company's or Shareholder's failure to obtain any consents required to be obtained to convey the Stock, including, but not limited to, the lease(s) for Company's premises, as required by Section 12.6; or (ii) arising out of or resulting from Company's
                ------------
or Shareholder's failure to satisfy on or before the Effective Date any of the conditions set forth in Section 12 of this Purchase Agreement; and/or
                            -----------

          (f) Any and all claims, actions, suits, proceedings, demands, assessments, judgments, costs, liabilities, obligations, losses, damages and expenses, including, without limitation, attorneys' fees, incident to any of the foregoing.

     10.2     Indemnities  of  Purchaser.  For  the  benefit  of  Shareholder in
              --------------------------
connection with any claim or right arising from any covenant, warranty or representation made by Purchaser in this Purchase Agreement, in any Transaction Document or in any Exhibit, Schedule, statement, list, certificate or other document delivered to Shareholder in connection with the Closing and/or the Effective Date, after the Effective Date Purchaser hereby agrees to indemnify and hold harmless Shareholder against and in respect of the following (hereinafter called a "Loss" or "Losses") in accordance with the terms and conditions of this Section 10.2:
                      -------------

          (a) Any damage or deficiency that results from (i) the inaccuracy of any representation or warranty made by Purchaser herein or in any Transaction Document (including all Schedules and Exhibits hereto or thereto); (ii) any material breach, non-fulfillment or non-compliance of any covenant, agreement or obligation to be performed or observed by Purchaser under this Purchase
Agreement; or (iii) any misrepresentation in or omission from any list, document, statement, certificate or other instrument furnished or to be furnished by Purchaser in connection with the Closing and/or the Effective Date to Company or Shareholder under this Purchase Agreement, in each case whether or not such inaccuracy, breach, non-fulfillment, misrepresentation or omission should have been known by Company or Shareholder on the Closing and/or the

Effective Date, it being the agreed intention of the parties that Purchaser shall be completely responsible for, and Company and Shareholder shall be conclusively deemed to have relied upon, such representations, warranties, agreements and instruments;

          (b) Any and all claims, losses, expenses, damages, reasonable costs, obligations and liabilities resulting from or arising out of Purchaser's failure to satisfy on or before the Effective Date any of the conditions set forth in Section 13 of this Purchase Agreement; and or
           -----------

          (c) Any and all claims, actions, suits, proceedings, demands, assessments, judgments, reasonable costs, liabilities, obligations, losses, damages and expenses, including, without limitation, reasonable attorneys' fees, incident to any of the foregoing.

     10.3     Certification  of Losses.  If a party (the "Determining Party") is
              ------------------------
of the opinion that any Loss has occurred or will or may occur, the Determining Party shall so notify the other party (the "Indemnifying Party"), and each such notice shall specify the circumstances of such asserted Loss. Notwithstanding the provisions of Section 10 providing for the survival of certain of the
                     -----------
Indemnifying Party's representations and warranties for a certain period after the Effective Date, the indemnification obligations of the Indemnifying Party hereunder shall survive until the later to occur of (i) the expiration of any and all applicable statutes of limitation periods; or (ii) the applicable situation has been resolved (without liability on the part of the Determining Party) with respect to any actual or threatened Loss as to which the Determining Party has notified the Indemnifying Party in accordance with the provisions of this Section 10.3.
      -------------

     10.4     Brokers,  Finders,  Etc.  Except  as set forth in Section 5.24 and
              -----------------------                           ------------
Section  6.3,  each of Purchaser, Company and Shareholder agree to indemnify and
  ----------
hold harmless the other parties from and against any liability, fees or expenses incurred by the indemnified parties in connection with any brokerage or investment banking fees of the indemnifying party.

     10.5     Third  Party  Claims.  In  the  event  any  claim is made, suit is
              --------------------
brought or tax audit or other proceeding instituted against a party (the "Recipient Party") which involves or appears reasonably likely to involve a Loss (a "Third Party Claim"), the Recipient Party will, promptly after receipt of notice of any such claim, suit or proceedings for which indemnification may be sought, notify the Indemnifying Party of the commencement thereof. The failure to so notify the Indemnifying Party of the commencement of any such claim, suit or proceeding will relieve the Indemnifying Party from liability under this
Section  10,  unless  and  to  the extent that such failure materially adversely
-----------
affects the ability of the Indemnifying Party to defend its/their interests in such claim, action or proceedings.

     The  Indemnifying  Party  will  have the right (at such party's expense) to defend the Recipient Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Recipient Party so long as (i) the Indemnifying Party notifies the Recipient Party in writing within thirty (30) days after the Recipient Party has given notice of the Third Party Claim that the Indemnifying Party will, to the fullest extent provided in this Section 10,
                                                                     ----------
indemnify and hold harmless the Recipient Party from and against any Loss which the Recipient Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by, the Third Party Claim; (ii) the Indemnifying Party provides the Recipient Party with evidence reasonably acceptable to the Recipient Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder; (iii) the Third Party Claim does not seek an injunction or other equitable relief that could have a Material Adverse Effect on the Recipient Party; (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith and reasonable opinion of the Recipient Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Recipient Party; and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

     So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with this Section 10, (i) the Recipient Party may
                                         ----------
retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; (ii) the Recipient Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed; and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Recipient Party, which consent shall not be unreasonably withheld or delayed.

     In the event any of the above conditions is or becomes unsatisfied, however, (i) the Recipient Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate (provided that the Recipient Party shall not, except at their own respective cost, make any settlement with respect to any such Third Party Claim without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed); and (ii) the Indemnifying Party will remain responsible for any Loss that the Recipient Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section
                                                                         -------
10.  It  is  understood  and  agreed  that  in  situations  where failure of the
--
Recipient Party to settle a Third Party Claim expeditiously could have a Material Adverse Effect on the Recipient Party, failure of the Indemnifying Party to act upon the Recipient Party's request for consent to such settlement within ten (10) business days of receipt by the Indemnifying Party of notice thereof from the Recipient Party shall be deemed to constitute consent by the Indemnifying Party of such settlement for purposes of this Section 10.
                                                                    -----------

     10.6     Limitations.  Except  for  claims by Purchaser against Company (i)
              -----------
for any and all taxes payable by Company (which Company fails to pay); (ii) regarding compliance with applicable bulk sales laws; and (iii) regarding real property leases, as a condition precedent to the right of Purchaser to be indemnified hereunder, such right shall not accrue, and neither the Purchaser shall be entitled to assert any claim for indemnification pursuant to the terms hereof unless and until the aggregate amount of all Losses shall exceed $5,000.00 (the "Threshold Amount"). If the Threshold Amount is reached, however, a claim for indemnification for the full amount may be asserted, and any subsequent claim for indemnification may be asserted at any time without regard to the Threshold Amount.

11.     Confidentiality;  Non-Competition;  Remedies.
        --------------------------------------------

     11.1     Shareholder  Confidentiality.  Shareholder  shall,  and  shall use
              ----------------------------
their reasonable efforts to cause Shareholder's employees, agents and representatives to, for a period of three (3) years after the Effective Date, hold in confidence all financial information concerning Company and the

Company's assets. Notwithstanding the preceding sentence, Shareholder may disclose such information when required by law or governmental order or regulation, or when required by a subpoena or other process (provided Purchaser shall be provided advance notice of such disclosure in order to seek an appropriate protective order). This Section 11 shall cease to apply to
                                        -----------
information that comes into the public domain through no fault of Company or Shareholder.

     11.2     Non-Competition.  Shareholder  agrees  that  Shareholder will not,
              ---------------
for a period of three (3) years after the Effective Date (the "Restricted Time Period"), directly or indirectly, whether as owner, shareholder, partner, investor, consultant, agent, employee, independent contractor, independent practitioner, co-venturer or otherwise, run, manage, operate, control, consult for or be employed by, provide services to, with or without compensation, or invest in (other than passive investments of less than one percent (1.00%) of the outstanding shares of a publicly traded company) any business or venture in competition with Purchaser, Company and/or their respective Affiliates in the Geographic Area. For purposes of this Purchase Agreement, the "Geographic Area" shall mean the State of Missouri. Shareholder further agrees that during the Restricted Time Period, Shareholder will not, and will not assist anyone else to, (i) directly or indirectly, hire or employ in any capacity or solicit employment of, offer employment to, entice away or in any other manner seek to persuade any employee of Purchaser, Company or any of their respective Affiliates to discontinue employment; (ii) solicit or encourage any customers, clients or vendors of Company and/or Purchaser or any of their respective Affiliates to terminate or diminish their relationship with Purchaser, Company or any of their respective Affiliates; or (iii) seek to persuade any client, customer or any prospective customer of Purchaser, Company or any of their respective Affiliates to conduct with anyone else any business or activity that such client, customer or prospective customer conducts or could conduct with Purchaser, Company or any of their respective Affiliates. The parties agree that the restraints set forth above in this Section 11.2 are reasonable in
                                                  ------------
respect  to  subject  matter,  length  of  time  and  geographic  area.

     11.3     Remedies.  Shareholder  agrees  that  the  restrictions  on  its
              --------
respective  activities  contained  in  this  Section 11 are fully reasonable and
                                             ----------
necessary to protect the goodwill, confidential information and relationships, economic advantage and other legitimate interests of Purchaser. Shareholder further acknowledges that, should there be a breach of any of the covenants contained in this Section 11, Purchaser would be harmed and the damage to
                     -----------
Purchaser would be irreparable. Accordingly, Shareholder acknowledges and agrees that, as Purchaser's legal remedies may be inadequate in the event of a breach of the covenants of Shareholder in this Section 11, in addition to
                                                      ----------
damages and other remedies available to Purchaser, such covenants may be enforced by injunction or other equitable remedies.

     11.4     Survival  of  Protective  Covenants.  Each covenant herein, on the
              -----------------------------------
part of Shareholder, shall be construed as an agreement independent of any other provision of this Purchase Agreement, unless otherwise indicated herein, and shall survive the termination of this Purchase Agreement, and the existence of any claim or cause of action of Shareholder against Purchaser, Company or any of their respective Affiliates, whether predicated on this Purchaser Agreement or otherwise, shall not constitute a defense to the enforcement by the Purchaser of such covenant. Company and/or Shareholder waive any requirement that

Shareholder could assert for the securing or posting of any bond in connection with the obtaining of the injunctive or other equitable relief.

     11.5     Extension  of  Restricted Time Period.  If Company and Shareholder
              -------------------------------------
violate the protective covenants hereunder and Purchaser brings legal action for injunctive or other relief hereunder, Purchaser shall not, as a result of the time involved in obtaining the relief, be deprived of the benefit of the full Restricted Time Period of the protective covenants contained in this Section 11.
                                                                     ----------
Accordingly,  such  Restricted  Time  Period for the purposes of this Section 11
                                                                      ----------
shall  be deemed to have a duration of the Restricted Time Period stated in this
Section  11,  computed  from the date relief is granted, but reduced by the time
-----------
between the period when the restriction began to run and the date of the first violation of the covenant by Company and/or Shareholder.

     11.6     Revision.  If  any  of  the restrictions under this Section 11 are
              --------                                            ----------
adjudicated, by a court of competent jurisdiction, to be excessively broad, said restrictions determined excessively broad shall be reduced to a restriction that is the maximum extent permitted by such court, and the restrictions shall be enforced to such reduction. Any provision of this Purchase Agreement not so reduced, shall remain in full force and effect.

12.     Conditions  Precedent  to  Purchaser's  Obligations.  The obligations of
        ---------------------------------------------------
Purchaser  to  consummate  the  transactions  contemplated  under  this Purchase
Agreement shall be subject to the fulfillment of each of the following conditions to the satisfaction of Purchaser prior to or at the Effective Date or such other date specified in any of the following conditions, any of which may be waived, in whole or in part, by Purchaser:

     12.1     Representations  and Warranties; Certificate.  The representations
              --------------------------------------------
and warranties of Company and Shareholder contained in this Purchase Agreement or in any certificate, Schedule, Exhibit or other document delivered pursuant to the provisions of this Purchase Agreement, or in connection with this Purchase Agreement, shall be true and correct in all respects as of the Effective Date and shall be deemed to be made again at and as of the Effective Date and shall be true and correct in all respects at and as of such time, except as a result of changes or events expressly permitted or contemplated in this Purchase Agreement. Purchaser shall have received an "Effective Date Certificate" from Company and Shareholder confirming the truth and correctness of the representations and warranties of Company and Shareholder in this Purchase Agreement dated as of the Effective Date.

     12.2     Performance  of  Agreements; Certificate.  Company and Shareholder
              ----------------------------------------
shall have performed and complied in all material respects with all agreements and conditions required by this Purchase Agreement to be performed or complied with prior to or on the Effective Date, and, in the event that the Closing Date is not the same date as the Effective Date, Company and Shareholder shall deliver to Purchaser an "Effective Date Certificate" dated as of the Effective Date (substantially in the form attached hereto as Exhibit C), certifying in
                                                       ---------
such detail as Purchaser may reasonably request to the fulfillment of the foregoing.

     12.3     Absence  of  Errors  and  Omissions.  Purchaser  shall  not  have
              -----------------------------------
discovered any material error, misstatement or omission in the Company Financial Statements or in any of the representations or warranties, or any material failure to perform or satisfy any covenants or conditions required by this

Purchase Agreement to be performed or satisfied by Company and Shareholder on or prior to the Effective Date.

     12.4     Certificates; Resolutions; Opinion.  Company and Shareholder shall
              ----------------------------------
have  delivered  to  Purchaser:

          (a) An opinion of counsel for Company and Shareholder, dated as of the Effective Date, substantially in the form attached hereto as Exhibit D; and
                                                                  ---------

          (b)     Certified  copies  of  the  Articles  and  Bylaws  of Company;

          (c)     Certified  copy  of  the  Company's  Certificate of Authority.

     12.5     No  Actions;  Proceedings  or Injunctions.  No legal or regulatory
              -----------------------------------------
action or proceeding shall be pending or threatened by any Persons to enjoin, restrict or prohibit the transactions contemplated herein. No preliminary or permanent injunction or other order by any federal, national, provincial or state court which prevents the consummation of the transactions shall have been issued and remain in effect.

     12.6     Consents  and  Approvals  of  Partnership  and Third Parties.  The
              ------------------------------------------------------------
consummation of the transactions contemplated by this Purchase Agreement shall not be prohibited by any Legal Requirement. All consents, authorizations and approvals that are necessary or appropriate for the parties to consummate the Transaction, including, without limitation, consents of any and all landlords to the assignment of leases and any and all consents required under any nondisturbance and recognition agreements, shall have been duly obtained (or will be obtained as soon as practicable after the Effective Date with the permission of Purchaser).

     12.7     Approval of Proceedings; Documentation.  All instruments and legal
              --------------------------------------
and corporate proceedings in connection with the transactions contemplated by this Purchase Agreement, and the form and substance of all instruments, opinions, certificates and other documents hereunder, shall be reasonably satisfactory in form and substance to Purchaser and Purchaser's counsel.

     12.8     Absence  of  Material  Adverse  Changes.  There shall have been no
              ---------------------------------------
change in the condition (financial or otherwise), business, assets, operations or prospects of Company from the date hereof which could have a Material Adverse Effect on Company.

     12.9     Transaction  Documents.  Company  and  Shareholder  shall  have
              ----------------------
executed  and  delivered  all  Transaction  Documents to which they are a party.

     12.10     Absence  of  Natural  Disasters.  Neither  the  Company  or  the
               -------------------------------
Company's assets shall have been materially adversely affected in any way as a result of fire, explosion, disaster, accident, labor dispute, any action by the United States of America or any other government or governmental authority, domestic or foreign, flood, riot, act of war, civil disturbance or act of God (collectively, a "Natural Disaster"). Nor shall the Company or the Company's assets be seriously threatened to be materially adversely affected in any way as a result of a previously occurred Natural Disaster.

     12.11     Release  of  Liens.  Except  for  the Permitted Encumbrances, all
               ------------------
liens currently encumbering the Stock or the Company's assets shall be duly released by the secured parties and other lien holders, and UCC-3 release or such other termination statements and other lien discharging documents shall have been properly recorded.

     12.12     Company  Related-Party  Transactions.  Purchaser  shall  have
               ------------------------------------
determined in Purchaser's sole reasonable discretion, that all transactions between Company and any of its officers, directors, shareholders, partners or other Affiliates ("Related Party Transactions") are fair and commercially reasonable and, to the extent Purchaser has determined that any Related Party Transactions are not fair or commercially reasonable, such transactions shall have been recast or amended so as to be fair and commercially reasonable in a manner satisfactory to Purchaser.

     12.13     Schedules  and  Exhibits.  Purchaser, Company and Shareholder are
               ------------------------
able to prepare and agree to the Schedules and Exhibits to be attached to the Purchase Agreement prior to the Effective Date.

     12.14     Employee  Benefits.  Company  shall  have  confirmed  with  all
               ------------------
administrators (and have provided evidence of same to Purchaser's satisfaction) of Company's Employee Benefit Plans (with regard to those Employee Benefit Plans which Purchaser is expressly assuming pursuant to the terms of this Agreement) that Purchaser may make any and all premium payments (or otherwise) necessary to continue such Employee Benefit Plans until such time as Company's employees can be converted to Purchaser's available benefit plans;

     12.15     Benefit  Plans.  Company  and/or  Shareholder  shall cause all of
               --------------
Company's employee benefit plans to be terminated and/or frozen at, or prior to, the Effective Date. Company and/or Shareholder shall take all action necessary to transfer "sponsorship" of any Company employee benefit plan to Purchaser and/or its Affiliates. Company and/or Shareholder shall cause all governmental filings to be timely and properly filed as respects any employee benefit plan terminated and/or frozen.

     12.16     Resignations.  All  directors  and officers of Company shall have
               ------------
tendered  their  written  resignations  to be effective upon the Effective Date.

     12.17     Financing.  Purchaser  shall  have secured financing on terms and
               ---------
conditions  satisfactory  to  Purchaser  for  the  acquisition  of  the  Stock.

     12.18     Administrative  Services  Agreement.  Purchaser  and  Shareholder
               -----------------------------------
shall  have  executed  the  Administrative  Services  Agreement.

13.     Conditions Precedent to the Obligations of Company and Shareholder.  The
        ------------------------------------------------------------------
obligation of Company and Shareholder to consummate the transactions contemplated under this Purchase Agreement shall be subject to the fulfillment of each of the following conditions prior to or at the Effective Date or such earlier date specified in any of the following conditions, any one or more of which may be waived, in whole or in part, by Company and Shareholder:

     13.1     Representations  and Warranties; Certificate.  The representations
              --------------------------------------------
and warranties of Purchaser contained in this Purchase Agreement or in any certificate, Schedule, Exhibit or other document delivered pursuant to the provisions of this Purchase Agreement, or in connection with this Purchase

Agreement, shall be true and correct in all respects as of the date when made and shall be deemed to be made again at and as of the Effective Date and shall be true and correct in all respects at and as of such time, except as a result of changes or events expressly permitted or contemplated in this Purchase Agreement. Company shall have received a certificate from a duly authorized senior officer of Purchaser confirming the truth and correctness of the representations and warranties of Purchaser in this Purchase Agreement dated as of the Effective Date.

     13.2     Performance  of  Agreements;  Certificate.  Purchaser  shall  have
              -----------------------------------------
performed and complied in all material respects with all agreements and conditions required by this Purchase Agreement to be performed or complied with by Purchaser prior to or on the Effective Date, and Purchaser shall deliver to Company and Shareholder a certificate dated as of the Effective Date, certifying in such detail as Company and Shareholder may reasonably request to the fulfillment of the foregoing.

     13.3     Approval of Proceedings; Documentation.  All instruments and legal
              --------------------------------------
and corporate and other proceedings of Purchaser in connection with the transactions contemplated by this Purchase Agreement and the form and substance of all instruments, opinions, certificates and other documents hereunder shall be reasonably satisfactory in form and substance to Company and Shareholder and Shareholder's counsel.

     13.4     No  Actions,  Proceedings  or Injunctions.  No legal or regulatory
              -----------------------------------------
action or proceeding shall be pending or threatened by any Persons to enjoin, restrict or prohibit the transactions contemplated herein. No preliminary or permanent injunction or other order by any federal, national, provincial or state court which prevents the consummation of the transactions contemplated by this Purchase Agreement shall have been issued and remain in effect.

     13.5     Transaction  Documents.  Purchaser  shall  have  executed  and
              ----------------------
delivered  all  Transaction  Documents  to  which  it  is  a  party.

     13.6     Absence  of  Errors  and Omissions.  Company and Shareholder shall
              ----------------------------------
not have discovered any material error, misstatement or omission in any of the representations or warranties, or any material failure to perform or satisfy any covenants or conditions required by this Purchase Agreement to be performed or satisfied by Purchaser on or prior to the Effective Date.

     13.7     Consents  and Approvals of Third Parties.  The consummation of the
              ----------------------------------------
transactions contemplated by this Purchase Agreement shall not be prohibited by any Legal Requirement. All consents, authorizations and approvals that are necessary or appropriate for the parties to consummate the Transaction shall have been duly obtained.

     13.8     Schedules and Exhibits.  Purchaser and Company and Shareholder are
              ----------------------
able to prepare and agree to the Schedules and Exhibits to be attached to the Purchase Agreement prior to at the Effective Date.

14.     Termination.
        -----------

     14.1     Right  to  Terminate.  This  Purchase  Agreement  may  only  be
              --------------------
terminated  prior  to  the  Effective  Date  under  the  following  conditions:

          (a)     By the mutual written consent of Purchaser and Shareholder; or

          (b) By either Purchaser, Company and/or Shareholder upon prior written notice to the other party;

               (i) If any court or governmental or regulatory agency, authority or body shall have enacted, promulgated or issued any statute, rule, regulation, ruling, writ or injunction, or taken any other action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and all appeals and means of appeal therefrom have been exhausted;

               (ii) By Purchaser, upon prior written notice to Company and Shareholder, if any of the conditions specified in Section 12 have not been met
                                                    ----------
or  waived  prior  to  the  Effective  Date  (or  any  extension  thereof);  or

               (iii) By Company, upon prior written notice to Purchaser, if any of the conditions specified in Section 13 shall not have been met or waived
                                    ----------
prior  to  the  Effective  Date  (or  any  extension  thereof).

     14.2     Effect  of  Termination.  In  the  event  of  termination  of this
              -----------------------
Purchase  Agreement  pursuant  to this Section 14, this Purchase Agreement shall
                                       ----------
forthwith become null and void and there shall be no liability on the part of any of the parties hereto or their respective officers or directors with respect to this Purchase Agreement, except for Section 7 and the last sentence of
                                             ----------
Section 4 which shall remain in full force and effect after any such termination
---------
of this Purchase Agreement, and except that nothing herein shall relieve any party from liability for a breach of this Purchase Agreement prior to the termination thereof.

15.     Entire  Agreement.  This Purchase Agreement (together with the Schedules
        -----------------
and Exhibits hereto) and the Transaction Documents (including any "side letter agreements" executed by the parties) constitute the entire agreement between the parties hereto pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof except as specifically set forth herein or in such other agreements.

16.     Amendment.  This Purchase Agreement may be amended by the parties hereto
        ---------
at any time, but only by an instrument in writing duly executed and delivered on behalf of each of the parties hereto.

17.     Headings.  Section  headings  are  not  to  be  considered  part of this
        --------
Purchase Agreement and are included solely for convenience and are not intended to be full accurate descriptions of the contents thereof. References to Sections are to portions of this Purchase Agreement unless the context requires otherwise.

18.     Exhibits,  Schedules,  Etc.  Exhibits,  Schedules  and  other  documents
        --------------------------
referred to in this Purchase Agreement are an integral part of this Purchase Agreement. To the extent a Schedule requires an item and/or matter to be listed or described on such Schedule, any and all applicable documents or other explanatory materials shall be attached to the applicable Schedule in the order therein referenced.

19.     Successors and Assigns; Third Party Beneficiaries.  All of the terms and
        -------------------------------------------------
provisions of this Purchase Agreement shall be binding upon, and shall inure to, the benefit of the parties hereto and their respective permitted transferees, successors and assigns. This Purchase Agreement is not intended to confer any rights or benefits on any Persons other than the parties hereto, it being agreed that all third party beneficiary rights are hereby expressly denied.

20.     Notices,  Etc.  Any  notice  or  other communication under this Purchase
        -------------
Agreement shall be in writing and shall be delivered in person or sent by pre-paid certified or registered mail, receipted overnight messenger service, receipted hand delivery or facsimile (with electronic confirmation), as follows:

          (a)  If to Company and/or to Shareholder, addressed as applicable to:


               SafeGuard Health Enterprises, Inc.
               95 Enterprise, Suite 100
               Aliso Viejo, CA 92656-2605
               Attention: Ronald I. Brendzel, Senior Vice President and General Counsel
               Facsimile: 949.425.4586

          (b)  If  to  Purchaser,  addressed  to:

               Dental Economics, L.L.C., General Partner
               11777 Katy Freeway, Suite 405
               Houston, Texas 77029
               Attn: James A. Taylor, President and CEO
               Facsimile: 713.493.6599

               with a copy to:

               Gardere Wynne Sewell LLP
               1601 Elm Street, Suite 3000
               Dallas, Texas 75201-4761
               Attn: Roman J. Kupchynsky II
               Facsimile: 214.999.3528


21.     Knowledge  and Gender.  A representation or statement made herein to the
        ---------------------
knowledge of Company or Shareholder also includes the knowledge or belief of Company's directors and officers, and the independent accountants and attorneys of Company and Shareholder regardless of whether the knowledge of such Person was obtained outside of the course and scope of his employment by, or duties to Company or Shareholder, and regardless of whether any such Person's interests are adverse to Company. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter.

22.     Accounting  Terms.  All  accounting  terms  not otherwise defined herein
        -----------------
have the meanings assigned to them, determined in accordance with generally acceptable accounting principles, consistently applied throughout the periods indicated ("GAAP").

23.     Governing  Law.  This  Purchase  Agreement,  and  the  rights, remedies,
        --------------
obligations, and duties of the parties under this Purchase Agreement, shall be governed by, construed in accordance with and enforced under the laws of the State of Texas, without giving effect to the principles of conflict of laws of such state. If any action is brought to enforce or interpret this Agreement, venue for such action shall be proper in Harris County, Texas. The parties irrevocably (i) submit to the exclusive jurisdiction of the state courts of the State of Texas over any action or proceeding arising out of a breach of this Agreement, (ii) agree that all claims in respect of such action or proceeding may be heard and determined in such courts, (iii) waive, to the fullest extent they may effectively do so, the defense of an inconvenient or inappropriate forum to the maintenance of such action or proceeding, and (iv) waive any defense based on lack of personal jurisdiction of any such purpose.

24.     Severability;  Modifications  for  Prospective  Legal  Events.  The
        -------------------------------------------------------------
provisions of this Purchase Agreement are severable, and in the event that any one or more provisions are deemed illegal or unenforceable, the remaining provisions shall remain in full force and effect. In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such a manner as to indicate that this Purchase Agreement or any provision hereof may be in violation of such laws or regulations, the parties hereto shall amend this Purchase Agreement as necessary to preserve the underlying economic and financial arrangements between the parties hereto and without substantial economic detriment to either party. Neither party shall claim or assert illegality as a defense to the enforcement of this Purchase Agreement or any provision hereof; instead, any such purported illegality shall be resolved pursuant to the terms of this Section.

25.     Counterparts.  This Purchase Agreement may be executed simultaneously in
        ------------
any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

26.     Assignment.  This  Purchase  Agreement may not be assigned by any of the
        ----------
parties hereto without the prior written consent of the others; provided, however, that Purchaser may assign Purchaser's rights and obligations under this Purchase Agreement to any subsidiary of Purchaser or any Person that controls, is controlled by or is in common control with Purchaser or to any Person that merges with or into Purchaser or that acquires all or substantially all of the assets of Purchaser.

27.     Effect  of  Review.  Any  review  or  investigation  performed by, or on
        ------------------
behalf of, a party of the first part shall not affect the representations and warranties and indemnification obligations of the party of the second part under this Purchases Agreement, regardless of the knowledge and information received (or which should have been received) by a party of the first part as a result of such review or investigation.

28.     Construction  of Purchase Agreement.  The parties and their counsel have
        -----------------------------------
participated fully in the preparation, review and revision of this Purchase Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation of this Purchase Agreement.

29.     Arbitration.  The  parties hereto shall submit to binding arbitration by
        -----------
a board of three (3) arbitrators any disputed question or controversy arising under this Purchase Agreement or arising out of, or relating to, the transaction contemplated by the Purchase Agreement. Any party may initiate the arbitration, by notice in writing to the other party, setting forth the nature of the dispute, the amount involved, if any, and the remedy sought. Any party desiring to initiate arbitration shall serve a written notice of intention to arbitrate to the other party and to the American Arbitration Association office closest to Company within one hundred eighty (180) days after a dispute has arisen. The board of three (3) arbitrators shall be appointed promptly upon written application of the initiating party, and shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. All of the arbitrators shall be members of the American Arbitration Association. Depositions may be taken and other discovery obtained in any arbitration under this Purchase Agreement. The board of arbitrators appointed hereunder shall conduct the arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as such rules may be modified for the purpose of the arbitration proceeding by action of a majority vote of the arbitrators or by mutual written agreement of the parties to this Purchase Agreement. The award of the arbitrators, or a majority of them, shall be final and binding upon the parties hereto and judgment thereon may be entered in any court having jurisdiction. All statutes of limitations, which would otherwise be applicable, shall apply to any arbitration proceeding hereunder. The provisions of this section shall survive any termination, amendment or expiration of this Purchase Agreement unless all the parties hereto otherwise expressly agree in writing. The arbitrators, or a majority of them, shall award reasonable attorneys' fees and costs to the prevailing party pursuant to the terms of this Purchase Agreement. Except as set forth above concerning awards to the prevailing party, each party shall bear its own expenses in connection with preparation for the presentation of its case at the arbitration proceedings and the fees and expenses of the arbitrators and all other expenses of the arbitration (except those referred to in the preceding sentence) shall be borne equally by the parties to such arbitration. The arbitration shall take place in the city of the party not initiating the arbitration.



                        (Signatures begin on next page)

     IN WITNESS WHEREOF, the parties have caused this Purchase Agreement to be duly executed as of the 1st day of October, 2001, effective as of the Effective Date.

                         Purchaser:
                         ---------

                         Dental Economics, L.P., a Delaware limited partnership


                         By: Dental Economics, L.L.C., a Delaware limited liability company, its general partner


                              By:  /s/ James A. Taylor
                                   ----------------------
                                   James A. Taylor, President and Chief
                                   Executive  Officer



                         Company:
                         -------

                         SafeGuard Health Plans, Inc., a Missouri corporation


                         By:  /s/ John F. Steen
                              ---------------------------
                              John F. Steen, Vice President and Chief
                              Development Officer


                         By:  /s/  Ronald  I.  Brendzel
                              ---------------------------
                              Ronald I. Brendzel, Senior Vice President
                              and Secretary


                         Shareholder:
                         -----------

                         SafeGuard Health Enterprises, Inc., a Delaware corporation


                         By:  /s/  John  F.  Steen
                              ---------------------------
                              John F. Steen, Vice President and
                              Chief Development Officer

                         By:  /s/  Ronald I. Brendzel
                              ---------------------------
                              Ronald I. Brendzel, Senior Vice President
                              and Secretary

                                Schedule 2.2(a)
                                ----------------

              Accounts Payable and Accrued Expenses to be Assumed

                            Summary of Financial Data
                          List of Accrued Commissions
                      List of Groups with Brokers Attached
                            Approximate Value $16,000
                          Summary of Deferred Revenue

                                 Schedule 2.3(b)
                                 ---------------

                    Other Executory Obligations to be Assumed

                                     (NONE)

                                  Schedule 2.5
                                  ------------

                                 Excluded Assets

   Lease for Office Space located at 111 West Port Plaza, ST. Louis, MO 63146

                                  Schedule 5.2
                                  ------------

                                  Subsidiaries


                                     (NONE)

                                  Schedule 5.3
                                  ------------

                          Company Financial Statements


Financial Statements audited by Deloitte and Touche LLP for calendar years 1998, 1999, and 2000

Statutory Financial Statements filed with the Missouri Department of Insurance for calendar years 1998, 1999, and 2000

Seller's internal generated financial statements for the period from January 1, 2001 to October 31, 2001

Documentation evidencing the Company's Certificate of Authority issued to it by the Missouri Department of Insurance for calendar years 1998, 1999 and 2000

                                  Schedule 5.4
                                  ------------

                            Material Adverse Changes


                                     (NONE)

                                  Schedule 5.5
                                  ------------

          Accounts and Notes Receivable; Prepaid Expenses and Deposits


    Central Bank for Statutory Deposits in the approximate amount of $150,000
            Interest receivable on Statutory Deposits mentioned above
  Accounts receivable to be listed by group and amount of account receivable for each group

                                  Schedule 5.6
                                  ------------

    Equipment and Personal Property; Equipment and Personal Property Leases;
                      Real Properties and Leaseholds; Liens

                                     (NONE)

                                  Schedule 5.7
                                  ------------

                 Contracts; Other Agreements; Consents; Defaults


                                     (NONE)

                                  Schedule 5.8
                                  ------------

                           ERISA and Employee Matters


                                     (NONE)

                                  Schedule 5.10
                                  -------------

                 Patents; Trademarks/Service Marks; Tradenames;
                             Software Licenses; Etc.


                                     (NONE)

                                  Schedule 5.12
                                  -------------

                                   Litigation


                                     (NONE)

                                  Schedule 5.13
                                  -------------

                                Violations of Law


                                     (NONE)

                                  Schedule 5.14
                                  -------------

                         Violations of Other Instruments


                                     (NONE)

                                  Schedule 5.15
                                  -------------

                              Permits and Approvals

Certificate of Authority regarding Company issued by the Missouri Department of
                Insurance for calendar years 1998, 1999 and 2000

                                  Schedule 5.16
                                  -------------

                                   Tax Matters

    Missouri pages out of the consolidated Federal income tax return filled by
                  Seller for calendar years 1998, 1999 and 2000
    Missouri Franchise and other state tax returns filed for the calendar years
                               1998, 1999 and 2000

                                  Schedule 5.18
                                  -------------

                                   Guarantors


                                     (NONE)

                                  Schedule 5.19
                                  -------------

                           Employees and Compensation

Employment letter agreement between the Company and Debra K. Rathgeber dated as of January 3, 2001, a copy of which is attached hereto, to be terminated prior to closing with Seller to be responsible for any payments required thereupon

                                  Schedule 5.20
                                  -------------

               Certain Transactions; Transactions with Affiliates

 Tax Sharing Agreement between the Company and Seller to be terminated prior to the Effective Date

Management Services Agreement between Company and Seller to terminated prior to the Effective Date

                                  Schedule 5.21
                                  -------------

                              Environmental Matters


                                     (NONE)

                                  Schedule 5.23
                                  -------------


                                Books and Records


                        Original Minute Book of Company
Triennial Examinations conducted by the Missouri Department of Insurance and any responses by the Company thereto
               All material regulatory filing made by the Company
All material correspondence between the Missouri Department of Insurance and the
                                    Company

                                  Schedule 5.24
                                  -------------

                            Broker's or Finder's Fees


  Purchaser has reached an agreement with Ed Reese of Ed Reese and Associates to pay a brokers' fee for which Purchaser is responsible

                                  Schedule 5.27
                                  -------------

                                  Bank Accounts


    Central Bank-Statutory Bank Account in the approximate amount of $150,000 Dreyfess Money Market account which shall be liquidated and closed by Seller prior to the Effective Date

                                  Schedule 5.28
                                  -------------

                     Provider Agreements and Dental Policies

      List of all dental providers with standard form provider agreements
List of all dental providers with non-standard provider agreement and copies of all such agreements
    List of all current dental polices which includes a listing of all Group Contracts and a listing of all individual contract forms and the names of each individual subscribers covered under such individual polices

                                  Schedule 5.29
                                  -------------

                                Agents of Company


             List of all brokers for the Company by name and address

                                  Schedule 5.30
                                  -------------

                                Computer Systems


                                     (NONE)

                                  Schedule 5.32
                                  -------------

                              Complaint Procedures


            Copy of the Company's current grievance policy in effect